UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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DYNAVAX TECHNOLOGIES CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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DYNAVAX TECHNOLOGIES CORPORATION
2100 Powell Street, Suite 900
Emeryville, California 94608
NOTICE OF 2021 ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 28, 2021
Dear Stockholder:
You are cordially invited to attend the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of Dynavax Technologies Corporation, a Delaware corporation (the “Company”). The Annual Meeting will be held virtually on May 28, 2021, at 9:00 a.m. Pacific Time at www.virtualshareholdermeeting.com/DVAX2021. The Annual Meeting will be held online only and you will not be able to attend the Annual Meeting in person. You will be able to vote your shares electronically by Internet or by phone and submit questions online during the Annual Meeting by logging in to the website listed above using the 16-digit control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied our proxy materials. Online check-in will begin at 8:45 a.m. Pacific Time and should allow ample time for the check-in procedures. The Annual Meeting is being convened for the following purposes:
1.	To elect our three nominees for Class III directors to hold office until the 2024 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified.
2.
To approve the amendment and restatement of the Dynavax Technologies Corporation 2014 Employee Stock Purchase Plan to increase the aggregate number of shares of common stock authorized for issuance under the plan by 1,000,000.

3.	To approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Proxy Statement accompanying this Notice.
4.	To ratify the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2021.
5.	To conduct any other business properly brought before the meeting or any adjournment(s) thereof.
These items of business are more fully described in the accompanying Proxy Statement.
The record date for the Annual Meeting is April 6, 2021 (the “Record Date”). Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.
Important Notice Regarding the Availability of Proxy Materials for the 2021 Annual Meeting of Stockholders to Be Held Virtually at 9:00 a.m., Pacific Time, on May 28, 2021 at www.virtualshareholdermeeting.com/DVAX2021.
The Proxy Statement and Annual Report to Stockholders for the year ended December 31, 2020 are available at www.proxyvote.com.
The Board of Directors recommends that you vote FOR the proposals identified above.
By Order of the Board of Directors

Kelly MacDonald
Chief Financial Officer
Emeryville, California
April 16, 2021
Your vote is very important, regardless of the number of shares you own. Whether or not you expect to attend the virtual Annual Meeting, please complete, date, sign and return the proxy mailed to you, or vote over the Internet or by phone as instructed in these materials, as promptly as possible in order to ensure your representation at the Annual Meeting. Even if you have voted by proxy card or over the Internet or by phone, you may still vote electronically during the Annual Meeting.

DYNAVAX TECHNOLOGIES CORPORATION
2100 Powell Street, Suite 900
Emeryville, California 94608
PROXY STATEMENT
FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS
To be Held on May 28, 2021
QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
Why did I receive a notice regarding the availability of proxy materials on the Internet?
We have sent you the proxy notice because the Board of Directors (the “Board”) of Dynavax Technologies Corporation (the “Company,” “Dynavax,” “we” or “us”) is soliciting your proxy to vote at the 2021 Annual Meeting of Stockholders (the “Annual Meeting”).
In accordance with the rules adopted by the Securities and Exchange Commission (the “SEC”), instead of mailing a printed copy of our proxy materials, including our annual report, we have decided to provide access to these materials via the Internet. Accordingly, on or about April 16, 2021, we will begin mailing a Notice Regarding Internet Availability of Proxy Materials (the “Notice”), to stockholders of record as of April 6, 2021 (the “Record Date”), and will have posted our proxy materials on the website referenced in the Notice (www.proxyvote.com). As more fully described in the Notice, all stockholders may choose to access our proxy materials on that website, and any stockholder may request a printed set of such materials as follows:
•	by telephone: call 1-800-579-1639 free of charge and follow the instructions;
•	by Internet: go to www.proxyvote.com and follow the instructions; or
•	by e-mail: send an e-mail message to sendmaterial@proxyvote.com. Please send a blank e-mail and insert the 16-Digit Control Number located in your Notice in the subject line.
Please note that you do not need to attend the Annual Meeting to vote your shares. Instead, you may vote before the Annual Meeting by Internet, by phone or by proxy using a proxy card that you may request or that we may elect to deliver at a later time.
Will I receive any proxy materials by mail other than the Notice?
No, you will not receive any other proxy materials by mail unless you request a paper copy of the proxy materials.
How do I attend the Annual Meeting?
The Annual Meeting will be held virtually on May 28, 2021 at 9:00 a.m. Pacific Time at www.virtualshareholdermeeting.com/DVAX2021. The Annual Meeting will be held online only. During the meeting, you will be able to vote your shares electronically by Internet and submit questions online by logging in to the website listed above using the 16-digit control number included in the Notice, or you may vote before the meeting by using a proxy card that you may request or that we may elect to deliver at a later time. You may also vote by phone before the meeting by calling 1-800-690-6903. Online check-in for the Annual Meeting will begin at 8:45 a.m. Pacific Time and you should allow ample time for the check-in procedures. You may submit questions during the meeting by visiting www.virtualshareholdermeeting.com/DVAX2021. We will respond to as many appropriate inquiries at the Annual Meeting as time allows.
You may vote your shares electronically before the meeting by Internet, by phone or by proxy using a proxy card that you may request or that we may elect to deliver at a later time, and you do not need to access the virtual Annual Meeting to vote if you submitted your vote via Internet, phone or proxy card in advance of the Annual Meeting.
Who can vote at the Annual Meeting?
Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. On the Record Date, there were 114,563,212 shares of common stock outstanding and entitled to vote. A list of our stockholders of record will be open for examination by any stockholder beginning ten days prior to the Annual Meeting at our headquarters located at 2100 Powell Street, Suite 900, Emeryville, California 94608. If you would like to view the list, please contact our Corporate Secretary to schedule an appointment by calling (510) 848-5100 or writing to him at the address above. In addition, the list will be available for inspection by stockholders on the virtual meeting website during the Annual Meeting.
Stockholder of Record: Shares Registered in Your Name
If on the Record Date, your shares were registered directly in your name with our transfer agent, Computershare, then you are a stockholder of record. As a stockholder of record, you may vote by Internet before or during the Annual Meeting, or before the Annual Meeting by using a proxy card that you may request or that we may elect to deliver at a later time. You may also vote by phone before the meeting by calling 1-800-690-6903. Whether or not you plan to attend, we urge you to fill out and return the proxy card or vote by Internet or by phone before the Annual Meeting to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If on the Record Date, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. Simply follow the voting instructions in such notice to ensure that your vote is counted. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. To vote live at the Annual Meeting, follow the instructions after logging into the meeting website.
What am I voting on?
We are asking you to vote on four proposals:
1.	To elect our three nominees for Class III directors to hold office until the 2024 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified.
2.
To approve the amendment and restatement of the Dynavax Technologies Corporation 2014 Employee Stock Purchase Plan to increase the aggregate number of shares of common stock authorized for issuance under the plan by 1,000,000.

3.	To approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Proxy Statement accompanying this Notice.
4.	To ratify the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2021.
What is the Board’s recommendation?
The Board recommends that you vote “For” each of the four proposals.
What if another matter is properly brought before the Annual Meeting?
The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with her or his best judgment.
How do I vote?
You may either vote “For” all the nominees to the Board or you may “Withhold” your vote for any nominee you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are fairly simple:
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote by Internet before or during the Annual Meeting, by phone before the Annual Meeting or by proxy before the Annual Meeting using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the Annual Meeting, we urge you to vote to ensure your vote is counted.
•
To vote using the proxy card, simply complete, sign and date the proxy card that may be delivered and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•
To vote by phone, call 1-800-690-6903 free of charge and follow the recorded instructions. You will be asked to provide the control number from the Notice. Your telephone vote must be received by 11:59 p.m., Eastern Time on May 27, 2021 to be counted.

•
To vote through the Internet before the meeting, go to www.proxyvote.com and follow the on-screen instructions to complete an electronic proxy card. You will be asked to provide the control number from the Notice. Your Internet vote must be received by 11:59 p.m., Eastern Time on May 27, 2021 to be counted.

•	To vote through the Internet during the meeting, please visit www.virtualshareholdermeeting.com/DVAX2021 and have available the 16-digit control number included in your Notice.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner of shares registered in the name of your broker or other agent, you should have received a notice containing voting instructions from that organization rather than from Dynavax. Simply follow the voting instructions in such notice to ensure that your vote is counted. To vote live at the Annual Meeting, follow the instructions after logging into the meeting website.
How many votes do I have?
On each matter to be voted upon, you have one vote for each share of common stock you own as of the Record Date.
What happens if I do not vote?
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record and do not vote before the Annual Meeting by phone or by using a proxy card that you may request or that we may elect to deliver at a later time, or through the Internet before or at the Annual Meeting, your shares will not be voted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner and do not instruct your broker, bank, or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the applicable stock exchange deems the particular proposal to be a “routine” matter. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the New York Stock Exchange, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. Accordingly, your broker or nominee may not vote your shares on Proposals 1, 2 or 3 without your instructions, but may vote your shares on Proposal 4.
What if I return a proxy card but do not make specific choices?
If you return a signed and dated proxy card or otherwise vote without marking any voting selections, your shares will be voted:
•	Proposal 1: “For” election of our three nominees as Class III directors;
•
Proposal 2: “For” approval of the amendment and restatement of the Dynavax Technologies Corporation 2014 Employee Stock Purchase Plan to increase the aggregate number of shares of common stock authorized for issuance under the plan by 1,000,000;

•	Proposal 3: “For” advisory approval of executive compensation; and
•	Proposal 4: “For” ratification of the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2021.

If any other matter is properly presented at the Annual Meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
What does it mean if I receive more than one Notice?
If you receive more than one Notice, your shares may be registered in more than one name or are registered in different accounts. Please follow the voting instructions on each of the Notices to ensure that all of your shares are voted.
Can I change my vote after submitting my proxy?
Stockholder of Record: Shares Registered in Your Name
Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:
•	You may submit another properly completed proxy card with a later date.
•
You may submit a later-dated vote by telephone by calling 1-800-690-6903. You will need the 16-digit control number included on your Notice or your proxy card (if you received a printed copy of the proxy materials). Votes submitted by telephone must be received by 11:59 p.m., Eastern Time on May 27, 2021 to be counted.

•	You may grant a subsequent proxy through the Internet. You will need the 16-digit control number included on your Notice or your proxy card (if you received a printed copy of the proxy materials).
•	You may send a timely written notice that you are revoking your proxy to Dynavax Technologies Corporation, Attention: Corporate Secretary, 2100 Powell Street, Suite 900, Emeryville, California 94608.
•
You may virtually attend the Annual Meeting and vote by Internet by visiting www.virtualshareholdermeeting.com/DVAX2021. To attend the Annual Meeting, you will need the 16-digit control number included in your Notice, on your proxy card or on the instructions that accompanied your proxy materials. Simply attending the meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone vote or Internet proxy is the one that is counted.
Beneficial Owner: Shares Registered in the Name of Broker or Agent
If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.
When are stockholder proposals due for next year’s annual meeting?
To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 17, 2021 to Dynavax Technologies Corporation, Attention: Corporate Secretary, 2100 Powell Street, Suite 900, Emeryville, California 94608. However, if our 2022 Annual Meeting of Stockholders is not held between April 28, 2022, and June 27, 2022, then the deadline will be a reasonable time before we begin to print and send our proxy materials. If you wish to submit a proposal (including a director nomination) that is not to be included in next year’s proxy materials, you must do so no later than the close of business on February 27, 2022, and no earlier than the close of business on January 28, 2022. However, if our 2022 Annual Meeting of Stockholders is not held between April 28, 2022, and June 27, 2022, then you must submit your proposal (or director nomination) not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.

How many votes are needed to approve each proposal?
•
Proposal 1: to elect our three nominees for Class III directors, the three nominees receiving the most “For” votes from the holders of shares present (either in person or represented by proxy) and cast for the election of directors will be elected. Only votes “For” will affect the outcome of the vote; “Withhold” votes will have no effect on the outcome of the vote. However, if a nominee receives a greater number of “Withhold” votes than “For” votes, such nominee will submit his or her offer of resignation for consideration by our Nominating and Corporate Governance Committee in accordance with our Majority Vote Policy discussed in more detail in the section entitled “Corporate Governance – Majority Vote Policy” in this proxy statement.

•
Proposal 2: to approve an amendment and restatement of the 2014 ESPP to increase the aggregate number of shares of common stock authorized for issuance under the 2014 ESPP by 1,000,000, such amendment and restatement must receive “For” votes from the holders of a majority of shares present (either in person or by proxy) and entitled to vote on the matter at the meeting. If you return your proxy and select “Abstain,” it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

•
Proposal 3: to approve, on an advisory basis, the 2020 compensation of the Company’s named executive officers, such advisory approval must receive “For” votes from the holders of a majority of shares present (either in person or by proxy) and entitled to vote on the matter at the meeting. If you return your proxy and select “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

•
Proposal 4: to ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for our fiscal year ending December 31, 2021, such ratification must receive “For” votes from the holders of a majority of shares present (either in person or by proxy) and entitled to vote on the matter at the meeting. If you return your proxy and select “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect. However, as Proposal 4 is considered a “routine” matter, we do not expect to receive any broker non-votes.

What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid Annual Meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the Annual Meeting in person or represented by proxy. On the record date, there were 114,563,212 shares outstanding and entitled to vote.
Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the Annual Meeting in person or represented by proxy may adjourn the Annual Meeting to another date.
How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a current report on Form 8-K within four business days following the voting. If we are unable to obtain final results in that time, we will announce the preliminary results and subsequently file a second current report on Form 8-K with the final results.
What proxy materials are available on the Internet?
The 2021 proxy statement and 2020 Annual Report on Form 10-K are available at http://investors.dynavax.com/annuals-proxies.cfm.

PROPOSAL 1

ELECTION OF DIRECTORS
Our Board is divided into three classes, and each class has a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is elected and qualified.
Our Board presently has nine members. There are three Class III directors whose term of office expires in 2021: Francis R. Cano, Ph.D., Peter Paradiso, Ph.D. and Peggy V. Phillips, each of whom is a nominee for director and currently a director of the Company. Dr. Cano and Ms. Phillips were previously elected by the stockholders in 2018. Dr. Paradiso was nominated by our nominating and corporate governance committee and appointed to our Board in 2020 and this will be his first time standing for election. If each nominee is elected at the Annual Meeting, each of these nominees will serve until the 2024 Annual Meeting and until his or her successor is elected and has qualified, or, if sooner, until the director’s death, resignation or removal. We have a policy encouraging our directors’ attendance at our annual meetings. There were seven out of seven directors in attendance at our 2020 Annual Meeting.
Vote Required
Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. The three nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominees named below. Although the election of directors at the Annual Meeting is uncontested and directors are elected by a plurality of votes cast, and we therefore anticipate that each of the named nominees for director will be elected at the Annual Meeting, under our Corporate Governance Guidelines, any nominee for director is required to submit an offer of resignation for consideration by the Nominating and Corporate Governance Committee if such nominee for director (in an uncontested election) receives a greater number of “Withhold” votes than “For” votes. In such case, the Nominating and Corporate Governance Committee will then consider all the relevant facts and circumstances and recommend to the Board the action to be taken with respect to such offer of resignation. For more information on this policy see the section entitled “Corporate Governance – Majority Vote Policy.” If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by our Board. Each person nominated for election has agreed to serve if elected. Our Board has no reason to believe that any nominee will be unable to serve.
THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF EACH NAMED NOMINEE.
Set forth below is certain biographical information as of April 6, 2021, for the nominees and each person whose term as a director will continue after the Annual Meeting.
Name	Age	Position
Francis R. Cano, Ph.D.	76	Director
Julie Eastland	56	Director
Andrew Hack, M.D., Ph.D.	47	Director
Daniel L. Kisner, M.D.	74	Director
Brent MacGregor	57	Director
Peter R. Paradiso, Ph.D.	70	Director
Peggy V. Phillips	67	Director
Natale Ricciardi	72	Director
Ryan Spencer	43	Director and Chief Executive Officer

CLASS III DIRECTOR NOMINEES
Francis R. Cano, Ph.D.
Dr. Cano was appointed to our Board in November 2009. Dr. Cano has been President and Founder of Cano Biotech Corp., a consulting firm focusing on the vaccine business, since 1996 and also serves on the board of Biomerica, Inc., a developer and manufacturer of diagnostic products. Previously, Dr. Cano served on the board of Arbor Vita Corporation, a biopharmaceutical company. From 1993 to 1996, Dr. Cano was President and Chief Operating Officer for Aviron, a biopharmaceutical company, which was later acquired by MedImmune in 2001. As a Co-Founder of Aviron, he completed two rounds of venture financing, a licensing agreement with SmithKline Biologicals and in-licensed Flu-Mist influenza vaccine from the National Institutes of Health. For 21 years, Dr. Cano worked with the Lederle Laboratories Division of American Cyanamid, including as its Vice President and General Manager of the Biologicals unit. He earned a Ph.D. in Microbiology from Pennsylvania State University, served as a Research Associate at Rutgers Institute of Microbiology, and holds a M.S. in Microbiology and a B.S. in Biology from St. John’s University. The Board believes that Dr. Cano’s experience as a founder of and advisor to established vaccine businesses provides significant insights for the strategy of the Company with respect to key technical and operational issues in vaccine development and qualifies him to be nominated as a director.
Peter Paradiso, Ph.D.
Dr. Peter R. Paradiso was appointed to our Board in September 2020. Dr. Paradiso retired as Vice President of New Business and Scientific Affairs for Pfizer Vaccines, a Division of Pfizer Inc., where he worked from 2003 to 2012. In this position, Dr. Paradiso was responsible for global scientific affairs and strategic planning within the vaccine research and development group and for commercial oversight of products in development. From 2012 to present, Dr. Paradiso has been working as a consultant in the vaccine field. He has worked in vaccine development for over 30 years. He has published extensively in the field of pediatric vaccines, especially in the areas of glycoconjugates, combination vaccines and respiratory viral vaccines. Dr. Paradiso worked on the development of pneumococcal conjugate vaccines for more than 20 years, including Prevenar and Prevenar 13 for which he holds patents worldwide. He worked towards achieving licensure and incorporation of Prevenar 13 into childhood National Immunization Programs on a global level and ultimately the licensure and introduction of Prevenar 13 for adults. He has also been involved in the development and global registration of vaccines for Haemophilus influenzae type b, acellular pertussis, rotavirus, Neisseria meningitidis group C, and influenza. Dr. Paradiso currently serves as a member of CEPI’s R&D and Manufacturing Investment Committee (RDMIC), which has been established to make investment decisions for vaccine R&D and manufacturing under the COVAX pillar of the ACT-Accelerator. In addition, he is Chairman of a Procurement Reference Group (PRG) to advise UNICEF and GAVI on the procurement of rotavirus vaccines. Dr. Paradiso previously served as a member HHS’s National Vaccine Advisory Committee, the Advisory Council on Immunization for New York State and as liaison member of the CDC’s Advisory Committee on Immunization Practices. Dr Paradiso served as an advisor to the WHO’s Strategic Advisory Group of Experts on vaccines and the Global Alliance for Vaccines and Immunization’s (GAVI) Task Force on Research and Development. Dr. Paradiso was named as a Top 50 Vaccine Influencer by Vaccine Nation in 2013, received the University of Vermont Medical College’s Distinguished Graduate Alumni Award for 2014 and was honored as a Vaccine Hero by the Bill and Melinda Gates Foundation in their Art of Saving a Life campaign. Dr. Paradiso received a doctor of philosophy (Ph.D.) degree in biochemistry from the University of Vermont College of Medicine and a BS in Chemistry from St. Lawrence University. The Board believes that Dr. Paradiso’s extensive experience in vaccine development can provide significant insights for the strategy of the Company with respect to key technical and operational issues in vaccine development and qualifies him to be nominated as a director.
Peggy V. Phillips
Ms. Phillips has been a member of our Board since August 2006. Ms. Phillips served on the board of directors of several biopharmaceutical companies: PhaseRx, Inc. from 2016 to 2018, Tekmira Pharmaceuticals from 2014 to 2015, Portola Pharmaceuticals from 2006 to 2013, as well as the Naval Academy Foundation from 2003 to 2011. From 1996 until 2002, she served on the board of directors of Immunex Corporation, a biotechnology company, and, from 1999, she served as its Chief Operating Officer until the company was acquired by Amgen in 2002. During her career at Immunex, she held positions of increasing responsibility in research, development, manufacturing, sales and marketing. As Senior Vice President for Pharmaceutical Development and General Manager for Enbrel ® from 1994 until 1998, she was responsible for clinical development and regulatory affairs as well as the launch, sales and marketing of the product. Prior to joining Immunex, Ms. Phillips worked at Miles Laboratories. Ms. Phillips holds a B.S. and a M.S. in microbiology from the University of Idaho. The Board believes that Ms. Phillips provides significant experience in development and commercialization of biotechnology products. Her background and experience with larger, complex organizations provides significant operational and strategic insights in assessing the strategy of the Company and qualifies her to be nominated as a director.
CLASS I DIRECTOR CONTINUING IN OFFICE UNTIL THE 2022 ANNUAL MEETING
Andrew Hack, M.D., Ph.D.
Dr. Hack has served as a member of our Board since August 2019 and currently serves as Interim Chairperson of the Board. Dr. Hack serves as a Managing Director of Bain Capital Life Sciences, L.P. Before joining Bain Capital, Dr. Hack was the Chief Financial Officer of Editas Medicine, Inc., a gene editing company, from July 2015 to March 2019. Prior to joining Editas, from May 2011 to June 2015, Dr. Hack was a portfolio manager at Millennium Management LLC, an institutional asset manager, or Millennium, where he ran a healthcare fund focused on biotechnology, pharmaceutical, and medical device companies. Before joining Millennium, Dr. Hack was a healthcare analyst at HealthCor Management, L.P., a registered investment advisor, or HealthCor, from December 2008 to May 2011. Prior to HealthCor, Dr. Hack served as a healthcare analyst for hedge fund Carlyle-Blue Wave Partners and as principal of the MPM BioEquities Fund, a hedge fund that was affiliated with MPM Capital. Dr. Hack began his investment career covering the biotechnology sector at investment banks Banc of America Securities LLC and Rodman & Renshaw, LLC. Previously, Dr. Hack was Director of Life Sciences and co-founder of Reify Corporation, a life science tools and drug discovery company. Dr. Hack serves as a director of Allena Pharmaceutical, Inc., a biopharmaceutical company, Atea Pharmaceuticals, Inc., a clinical stage biopharmaceutical company and Mersana Therapeutics, Inc., a clinical stage biopharmaceutical company. Dr. Hack received his B.A. in biology with special honors from the University of Chicago, where he also received his M.D. and Ph.D. We believe Dr. Hack’s financial background and extensive and diverse experience in the life sciences industry qualify him to serve on our Board.
Julie Eastland
Ms. Eastland was appointed to our Board in July 2020. Ms. Eastland has served as Chief Operating Officer and Chief Financial Officer of ReCode Therapeutics since October 2020, a private-held genetics medicine company focused on delivery of novel, anti-viral lipid nanoparticles therapeutics for respiratory diseases. Prior to ReCode, from August 2018 to January 2020, Ms. Eastland served as Chief Financial Officer and Chief Business Officer of Rainier Therapeutics, a private biopharmaceutical company focused on FGFR3 bladder cancer. Prior to Rainier she served as Chief Financial Officer and Chief Business Officer of Cascadian Therapeutics, Inc., a publicly traded biotechnology company, from September 2010 through its acquisition by Seattle Genetics in March 2018. Prior to Cascadian, Ms. Eastland served as Chief Financial Officer and Vice President of Finance and Operations of VLST Corporation, a privately-held biotechnology company, from January 2006 to September 2010 and held various financial and strategic management positions at publicly traded biotechnology companies including Dendreon and Amgen. Ms. Eastland received an M.B.A. from Edinburgh University Management School and a B.S. in finance from Colorado State University. She also serves on the boards of Harpoon Therapeutics and Graybug Vision. We believe that Ms. Eastland’s experience as a financial executive in the biopharmaceutical industry qualifies her to serve as a director.
Brent MacGregor
Mr. MacGregor was appointed to our Board in July 2020. Mr. MacGregor is currently CEO of Medical Developments International Ltd., as Australian-based company with marketed products in pain management and respiratory ailments. Mr. MacGregor previously served as Senior Vice-President, Global Commercial Operations at Seqirus, a CSL Limited company. At Seqirus, Mr. MacGregor led a global team of 280 people in sales, marketing, commercial development, public policy and business development for a portfolio of seasonal influenza vaccines, an intra venous anti-viral product, a suite of in-licensed vaccines and pharmaceutical products, and a pandemic and pre-pandemic business. Prior to Seqirus, Mr. MacGregor was President and Global Head of Novartis Influenza Vaccines, where he led integrated global operations of its influenza portfolio, through its acquisition by CSL Ltd. Mr. MacGregor held several roles while at Sanofi Pasteur where he spent 17 years with his final role as President, Sanofi Pasteur KK, Tokyo, Japan. Mr. MacGregor received an M.B.A. from Northwestern University, Kellogg School of Management, a Master of Arts from University of Reading, Reading, England and a Bachelor of Arts from Carleton University, Ottawa, Canada. We believe that Mr. MacGregor’s experience as a vaccine executive qualifies him to serve as a director.

CLASS II DIRECTORS CONTINUING IN OFFICE UNTIL THE 2023 ANNUAL MEETING
Daniel L. Kisner, M.D.
Dr. Kisner has been a member of our Board since July 2010. From 2003 to 2010, Dr. Kisner served as a partner at Aberdare Ventures and prior to that as President and CEO of Caliper Technologies, leading its evolution from a start-up focused on microfluidic lab-on-chip technology to a publicly traded, commercial organization. Prior to Caliper, he was the President and Chief Operating Officer of Isis Pharmaceuticals, Inc., a biomedical pharmaceutical company. Previously, Dr. Kisner was Division Vice President of Pharmaceutical Development for Abbott Laboratories and Vice President of Clinical Research and Development at SmithKline Beckman Pharmaceuticals. In addition, he held a tenured position in the Division of Oncology at the University of Texas, San Antonio School of Medicine and is certified by the American Board of Internal Medicine in Internal Medicine and Medical Oncology. Additionally, he is currently serving on the boards of Oncternal Therapeutics, a biotechnology company, Histogen, Inc., a therapeutics company, and Zynerba Pharmaceuticals, a biotechnology company. Dr. Kisner previously served as Chairman of the board for Tekmira Pharmaceuticals, a biopharmaceutical company, until March 2015, and as a director of Lpath, Inc., a pharmaceutical company. He holds a B.A. from Rutgers University and an M.D. from Georgetown University. Our Board believes that Dr. Kisner’s background with larger, complex technology-based organizations as well as his significant experience with corporate transactions, including investing in venture-backed life science companies provides the Board with insights for setting strategy of the Company and qualifies him to serve as a director.
Natale Ricciardi
Mr. Ricciardi has been a member of our Board since June 2013. Mr. Ricciardi spent his entire 39-year career at Pfizer Inc., a biopharmaceutical company, retiring in 2011 as a member of the Pfizer Executive Leadership Team. While holding the positions of President, Pfizer Global Manufacturing, and Senior Vice President of Pfizer Inc. from 2004 until 2011, Mr. Ricciardi was directly responsible for all of Pfizer’s internal and external supply organization, a global enterprise that grew to more than 100 manufacturing facilities supplying small and large molecule pharmaceuticals, vaccines, consumer, nutrition and animal health products. Mr. Ricciardi maintained responsibility for global manufacturing activities from 2004 through 2011. Previously, from 1999 to 2004, he had oversight for Pfizer’s U.S. manufacturing operations and from 1995 to 1999 was Vice President of Manufacturing for Pfizer’s Animal Health Group. Mr. Ricciardi serves on the board of directors of Prestige Consumer Healthcare, Inc., a public company that sells, manufactures and distributes consumer healthcare products. He also serves on the board of directors of Rapid MicroBiosystems, Inc., a private company that provides automated, growth-based, rapid microbial detection technology. He is currently on the Strategic Advisory Board of HealthCare Royalty Partners. Mr. Ricciardi served on the boards of the National Association of Manufacturers and Mediacom Communications Corporation until its privatization in 2011. Mr. Ricciardi earned a degree in Chemical Engineering from The City College of New York and an MBA in Finance and International Business from Fordham University. Our Board believes Mr. Ricciardi’s 39-year career at Pfizer Inc., a leading pharmaceutical company, including as a member of the Pfizer Executive Leadership Team and direct responsibility for all of Pfizer’s internal supply organization, including global manufacturing, provides the Board with insights for reviewing the operations of the Company and qualifies him to serve as a director.
Ryan Spencer
Mr. Spencer has been a member of our Board since December 2019. Mr. Spencer joined Dynavax in 2006 and has served as our Chief Executive Officer since December 2019, and as interim co-President between May and December 2019. At the time of his appointment as interim co-President in May 2019, Mr. Spencer served as Senior Vice President, Commercial where he was instrumental in leading the launch and commercialization of HEPLISAV-B. Throughout his time at Dynavax since November 2006, Mr. Spencer has held a variety of positions with increasing responsibility, building from a foundation in corporate finance to business strategy and investor relations, including Senior Director Strategic Planning until his promotion in September 2016 to Senior Product Director, followed by promotions in February 2017 to Vice President Corporate Strategy & Commercialization and in May 2019 to Senior Vice President, Commercial. Prior to joining Dynavax, Mr. Spencer was the Assistant Controller at QRS Corporation, a publicly-held technology company, and was a member of the audit practice at Ernst & Young. Mr. Spencer earned a B.A. in Business Economics from University of California, Santa Barbara. Our Board believes that Mr. Spencer’s prior experience, including his financial and commercialization experience, his tenure at Dynavax and his role as a Chief Executive Officer qualifies him to serve as a director.

PROPOSAL 2
APPROVAL OF AN AMENDMENT AND RESTATEMENT OF THE 2014 EMPLOYEE STOCK PURCHASE PLAN
The Board is requesting stockholder approval of an amendment and restatement of the Dynavax Technologies Corporation 2014 Employee Stock Purchase Plan (the “2014 ESPP”). We refer to such amendment and restatement of the 2014 ESPP in this proxy statement as the “Amended 2014 ESPP”.
The Amended 2014 ESPP contains the following material change from the 2014 ESPP:
•
Subject to adjustment for certain changes in our capitalization, the maximum number of shares of our common stock that may be issued under the Amended 2014 ESPP will be 1,850,000 shares, which is an increase of 1,000,000 shares over the current maximum number of shares of our common stock that may be issued under the 2014 ESPP.

Approval of the Amended 2014 ESPP will allow us to continue to provide our employees with the opportunity to acquire an ownership interest in the Company through their participation in the Amended 2014 ESPP, thereby encouraging them to remain in our service and more closely aligning their interests with those of our stockholders.
If this Proposal 2 is approved by our stockholders, an additional 1,000,000 shares of our common stock will be available for issuance under the Amended 2014 ESPP. As of April 6, 2021, a total of 151,667 shares of our common stock remained available for issuance under the 2014 ESPP. We do not maintain any other employee stock purchase plans. As of April 6, 2021, a total of 114,563,212 shares of our common stock were outstanding.
Summary of the Amended 2014 ESPP
A summary of the principal features of the Amended 2014 ESPP follows below. The summary is qualified by the full text of the Amended 2014 ESPP that is attached as Appendix A to this proxy statement.
Purpose
The purpose of the Amended 2014 ESPP is to provide a means by which our employees may be given an opportunity to purchase shares of our common stock, to assist us in retaining the services of our employees, to secure and retain the services of new employees and to provide incentives for such persons to exert maximum efforts for our success. The rights to purchase common stock granted under the Amended 2014 ESPP are intended to qualify as options issued under an “employee stock purchase plan” as that term is defined in Section 423(b) of the Internal Revenue Code of 1986, as amended (the “Code”).
Administration
The Board has the power to administer the Amended 2014 ESPP and may also delegate administration of the Amended 2014 ESPP to a committee comprised of one or more members of the Board. The Board has delegated administration of the Amended 2014 ESPP to the Compensation Committee, but may, at any time, revest in itself some or all of the powers previously delegated to the Compensation Committee. Each of the Board and the Compensation Committee is considered to be a Plan Administrator for purposes of this Proposal 2. The Plan Administrator has the power to construe and interpret both the Amended 2014 ESPP and the rights granted under it. The Plan Administrator has the power, subject to the provisions of the Amended 2014 ESPP, to determine when and how rights to purchase our common stock will be granted, the provisions of each offering of such rights (which need not be identical), and whether employees of any of our parent or subsidiary companies will be eligible to participate in the Amended 2014 ESPP.
Stock Subject to Amended 2014 ESPP
Subject to adjustment for certain changes in our capitalization, the maximum number of shares of our common stock that may be issued under the Amended 2014 ESPP is 1,850,000 shares, which is equal to the sum of (i) 50,000 shares that were approved at our 2014 annual meeting of stockholders, (ii) an additional 200,000 shares that were approved at our 2016 annual meeting of stockholders, (iii) an additional 600,000 shares that were approved at our 2018 annual meeting of stockholders and (iv) an additional 1,000,000 shares that are subject to approval by our stockholders under this Proposal 2 . If any rights granted under the Amended

2014 ESPP terminate without being exercised in full, the shares of common stock not purchased under such rights again become available for issuance under the Amended 2014 ESPP. The shares of common stock purchasable under the Amended 2014 ESPP will be shares of authorized but unissued or reacquired common stock, including shares repurchased by us on the open market.
Offerings
The Amended 2014 ESPP will be implemented by offerings of rights to purchase our common stock to all eligible employees. The Plan Administrator will determine the duration of each offering period, provided that in no event may an offering period exceed 27 months. The Plan Administrator may establish separate offerings which vary in terms (although not inconsistent with the provisions of the Amended 2014 ESPP or the requirements of applicable laws). Each offering period will have one or more purchase dates, as determined by the Plan Administrator prior to the commencement of the offering period. The Plan Administrator has the authority to alter the terms of an offering prior to the commencement of the offering period, including the duration of subsequent offering periods. When an eligible employee elects to join an offering period, he or she is granted a right to purchase shares of our common stock on each purchase date within the offering period. On the purchase date, all contributions collected from the participant are automatically applied to the purchase of our common stock, subject to certain limitations (which are described further below under “Eligibility”).
The Plan Administrator has the discretion to structure an offering so that if the fair market value of our common stock on the first trading day of a new purchase period within the offering period is less than or equal to the fair market value of our common stock on the first day of the offering period, then that offering will terminate immediately as of that first trading day, and the participants in such terminated offering will be automatically enrolled in a new offering beginning on the first trading day of such new purchase period.
Eligibility
Any individual who is employed by us (or by any of our parent or subsidiary companies if such company is designated by the Plan Administrator as eligible to participate in the Amended 2014 ESPP) may participate in offerings under the Amended 2014 ESPP, provided such individual has been employed by us (or our parent or subsidiary, if applicable) for such continuous period preceding the first day of the offering period as the Plan Administrator may require, but in no event may the required period of continuous employment be equal to or greater than two years. In addition, the Plan Administrator may provide that an employee will not be eligible to be granted purchase rights under the Amended 2014 ESPP unless such employee is customarily employed for more than 20 hours per week and more than five months per calendar year. The Plan Administrator may also provide in any offering that certain of our employees who are “highly compensated” as defined in the Code are not eligible to participate in the Amended 2014 ESPP.
No employee will be eligible to participate in the Amended 2014 ESPP if, immediately after the grant of purchase rights, the employee would own, directly or indirectly, stock possessing 5% or more of the total combined voting power or value of all classes of our stock or of any of our parent or subsidiary companies, including any stock which such employee may purchase under all outstanding purchase rights and options. In addition, no employee may purchase more than $25,000 worth of our common stock (determined based on the fair market value of the shares at the time such rights are granted) under all our employee stock purchase plans and any employee stock purchase plans of our parent or subsidiary companies for each calendar year during which such rights are outstanding.
As of April 6, 2021, we had approximately 252 employees.
Participation in the Amended 2014 ESPP
An eligible employee may enroll in the Amended 2014 ESPP by delivering to us, within the time specified in the offering, an enrollment form authorizing contributions as specified by the Plan Administrator, which may be up to 10% of such employee’s earnings during the offering period. Each participant will be granted a separate purchase right for each offering in which he or she participates. Unless an employee’s participation is discontinued, his or her purchase right will be exercised automatically at the end of each purchase period at the applicable purchase price.

Purchase Price
The purchase price per share at which shares of our common stock are acquired pursuant to purchase rights on each purchase date during an offering period will not be less than the lower of (i) 85% of the fair market value of a share of our common stock on the first day of the offering period or (ii) 85% of the fair market value of a share of our common stock on the applicable purchase date.
As of April 6, 2021, the closing price of our common stock as reported on the Nasdaq Capital Market was $10.12 per share.
Payment of Purchase Price; Payroll Deductions
The purchase of shares during an offering period generally will be funded by a participant’s payroll deductions accumulated during the offering period. A participant may change his or her rate of contributions, if and as permitted in the offering. All contributions made for a participant are credited to his or her account under the Amended 2014 ESPP and deposited with our general funds.
Purchase Limits
In connection with each offering made under the Amended 2014 ESPP, the Plan Administrator may specify (i) a maximum number of shares of our common stock that may be purchased by any participant pursuant to such offering, (ii) a maximum number of shares of our common stock that may be purchased by any participant on any purchase date pursuant to such offering, (iii) a maximum aggregate number of shares of our common stock that may be purchased by all participants pursuant to such offering, and/or (iv) a maximum aggregate number of shares of our common stock that may be purchased by all participants on any purchase date pursuant to such offering. If the aggregate purchase of shares of our common stock issuable upon exercise of purchase rights granted under such offering would exceed any such maximum aggregate number, then, in the absence of any action by the Plan Administrator otherwise, a pro rata allocation of available shares of our common stock will be made in as nearly a uniform manner as will be practicable and equitable.
Withdrawal
Participants may withdraw from a given offering by delivering a withdrawal form to us and terminating their contributions. Such withdrawal may be elected at any time prior to the end of an offering, except as otherwise provided by the Plan Administrator. Upon such withdrawal, we will distribute to the employee his or her accumulated but unused contributions without interest, and such employee’s right to participate in that offering will terminate. However, an employee’s withdrawal from an offering does not affect such employee’s eligibility to participate in subsequent offerings under the Amended 2014 ESPP.
Termination of Employment
Except as required by law, a participant’s outstanding purchase rights under any offering under the Amended 2014 ESPP will terminate immediately upon either (i) termination of the participant’s employment with us (or any of our parent or subsidiary companies if such company is designated by the Plan Administrator as eligible to participate in the Amended 2014 ESPP) or (ii) any other circumstance or event that causes the participant to no longer be eligible to participate in the offering. In such event, we will distribute to the participant his or her accumulated but unused contributions without interest.
Restrictions on Transfer
Rights granted under the Amended 2014 ESPP are not transferable except by will, the laws of descent and distribution, or, if permitted by us, by a beneficiary designation. During the lifetime of the participant, such rights may only be exercised by the participant.
Changes in Capitalization
In the event of certain changes in our capitalization, the Plan Administrator will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Amended 2014 ESPP; (ii) the class(es) and number of securities subject to, and the purchase price applicable to outstanding offerings and purchase rights; and (iii) the class(es) and number of securities that are the subject of the purchase limits under each ongoing offering.

Effect of Certain Corporate Transactions
In the event of a corporate transaction (as defined in the Amended 2014 ESPP and described below), each outstanding purchase right under the Amended 2014 ESPP will be assumed or continued or a similar right will be substituted for such purchase right by the surviving or acquiring corporation (or its parent or subsidiary), unless the Plan Administrator determines to shorten any offering periods then in progress by setting a new purchase date prior to the corporate transaction. If the Plan Administrator sets such a new purchase date, then the Plan Administrator will notify each participant in writing at least 10 business days prior to the new purchase date that the purchase date for the participant’s outstanding purchase rights has been changed to such new purchase date and that either: (i) the participant’s outstanding purchase rights will be exercised automatically on such new purchase date, unless the participant withdraws from the applicable offering prior to such new purchase date, and such purchase rights will terminate immediately after such exercise; or (ii) in lieu of such exercise, we will pay to the participant on such new purchase date an amount in cash, cash equivalents, or property as determined by the Plan Administrator that is equal to the difference in the fair market value of the shares of common stock subject to the participant’s outstanding purchase rights on such new purchase date and the applicable exercise price due had such purchase rights been exercised automatically on such new purchase date, and such purchase rights will terminate immediately after such payment.
For purposes of the Amended 2014 ESPP, a corporate transaction generally will be deemed to occur in the event of the consummation of: (i) a merger or consolidation in which we are not the surviving entity, except for a transaction the principal purpose of which is to change the state in which we are incorporated; (ii) the sale, transfer or other disposition of all or substantially all of our assets (including the capital stock of our subsidiary corporations); (iii) our complete liquidation or dissolution; (iv) any reverse merger or series of related transactions culminating in a reverse merger (including, but not limited to, a tender offer followed by a reverse merger) in which we are the surviving entity but in which securities possessing more than 40% of the total combined voting power of our outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger or the initial transaction culminating in such merger but excluding any such transaction or series of related transactions that the Plan Administrator determines will not be a corporate transaction; or (v) acquisition in a single or series of related transactions by any person or related group of persons (other than us or by an employee benefit plan sponsored by us) of beneficial ownership of securities possessing more than 50% of the total combined voting power of our outstanding securities but excluding any such transaction or series of related transactions that the Plan Administrator determines will not be a corporate transaction.
Duration, Amendment and Termination
The Plan Administrator may amend, suspend or terminate the Amended 2014 ESPP at any time. However, except in regard to certain capitalization adjustments, any amendment must be approved by our stockholders if such approval is required by applicable law or listing requirements.
Any outstanding purchase rights granted before an amendment, suspension or termination of the Amended 2014 ESPP will not be materially impaired by any such amendment, suspension or termination, except (i) with the consent of the employee to whom such purchase rights were granted, (ii) as necessary to comply with any laws, listing requirements or governmental regulations (including Section 423 of the Code), or (iii) as necessary to obtain or maintain favorable tax, listing or regulatory treatment.
Federal Income Tax Information
The following is a summary of the principal United States federal income taxation consequences to participants and us with respect to participation in the Amended 2014 ESPP. This summary is not intended to be exhaustive and does not discuss the income tax laws of any local, state or foreign jurisdiction in which a participant may reside. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any participant may depend on his or her particular situation, each participant should consult the participant’s tax adviser regarding the federal, state, local, and other tax consequences of the grant or exercise of an option or the disposition of common stock acquired under the Amended 2014 ESPP. The Amended 2014 ESPP is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

Rights granted under the Amended 2014 ESPP are intended to qualify for favorable federal income tax treatment associated with rights granted under an employee stock purchase plan which qualifies under the provisions of Section 423 of the Code.
A participant will be taxed on amounts withheld for the purchase of shares of our common stock as if such amounts were actually received. Otherwise, no income will be taxable to a participant as a result of the granting or exercise of a purchase right until a sale or other disposition of the acquired shares. The taxation upon such sale or other disposition will depend upon the holding period of the acquired shares.
If the shares are sold or otherwise disposed of more than two years after the beginning of the offering period and more than one year after the shares are transferred to the participant, then the lesser of the following will be treated as ordinary income: (i) the excess of the fair market value of the shares at the time of such sale or other disposition over the purchase price; or (ii) the excess of the fair market value of the shares as of the beginning of the offering period over the purchase price (determined as of the beginning of the offering period). Any further gain or any loss will be taxed as a long-term capital gain or loss.
If the shares are sold or otherwise disposed of before the expiration of either of the holding periods described above, then the excess of the fair market value of the shares on the purchase date over the purchase price will be treated as ordinary income at the time of such sale or other disposition. The balance of any gain will be treated as capital gain. Even if the shares are later sold or otherwise disposed of for less than their fair market value on the purchase date, the same amount of ordinary income is attributed to the participant, and a capital loss is recognized equal to the difference between the sales price and the fair market value of the shares on such purchase date. Any capital gain or loss will be short-term or long-term, depending on how long the shares have been held.
There are no federal income tax consequences to us by reason of the grant or exercise of rights under the Amended 2014 ESPP. We are entitled to a deduction to the extent amounts are taxed as ordinary income to a participant for shares sold or otherwise disposed of before the expiration of the holding periods described above (subject to the requirement of reasonableness and the satisfaction of tax reporting obligations).
Plan Benefits under 2014 ESPP
The following table sets forth, for each of the individuals and various groups indicated, the total number of shares of our common stock that have been purchased under the 2014 ESPP as of April 6, 2021.
2014 ESPP
Name and Position	Number of Shares
Ryan Spencer CEO and Director	7,848
David F. Novack President and Chief Operating Officer	8,671
Michael Ostrach Former Senior Vice President, Chief Financial Officer and Chief Business Officer	—
Robert Janssen, M.D. Chief Medical Officer and Senior Vice President, Clinical Development, Medical and Regulatory Affairs	4,086
All current executive officers as a group	20,605
All current directors who are not executive officers as a group	—
Each nominee for election as a director:
Francis R. Cano, Ph.D.	—
Peter Paradiso, Ph.D.	—
Peggy V. Phillips	—
Each associate of any executive officers, current directors or director nominees	—
Each other person who received or is to receive 5% of purchase rights	—
All employees, including all current officers who are not executive officers, as a group	677,728

New Plan Benefits under Amended 2014 ESPP
Participation in the Amended 2014 ESPP is voluntary and each eligible employee will make his or her own decision regarding whether and to what extent to participate in the Amended 2014 ESPP. In addition, we have not approved any grants of purchase rights that are conditioned on stockholder approval of this Proposal 2. Accordingly, we cannot determine the benefits or amounts that will be received in the future by individual employees or groups of employees under the Amended 2014 ESPP. Our non-employee directors will not be eligible to participate in the Amended 2014 ESPP. Mr. Ostrach retired from the Company effective March 31, 2021 and, therefore, will not be eligible to participate in the Amended 2014 ESPP.
Vote Required
The affirmative vote of the holders of a majority of shares present (either in person or by proxy) and entitled to vote on the matter at the Annual Meeting will be required to approve this Proposal 2. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum but are not counted for any purpose in determining whether this Proposal 2 has been approved.
THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 2.

EQUITY COMPENSATION PLAN INFORMATION
The following table shows provides certain information about our equity compensation plans as of the fiscal year ended December 31, 2020.
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights(3)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders:
2011 Equity Incentive Plan	3,426,009	$18.64	—
2014 Employee Stock Purchase Plan(1)	—	$—	255,583
2018 Equity Incentive Plan	6,721,119	$6.66	8,349,853
Equity compensation plans not approved by security holders:
2017 Inducement Award Plan(2)	151,777	$17.55	—
Total:	10,298,905	$11.57	8,605,436
(1)
As of December 31, 2020, an aggregate of 255,583 shares remained available for future issuance under the 2014 Employee Stock Purchase Plan, and as of April 6, 2021, up to a maximum of 151,667 shares may be purchased in the current purchase period.

(2)
In order to induce qualified individuals to join our Company, on November 28, 2017, our Board adopted the 2017 Inducement Award Plan, or the 2017 Inducement Plan, which provided for the issuance of up to 1,200,000 shares of Company common stock to new employees of the Company. Stockholder approval of the 2017 Inducement Plan was not required under Nasdaq Marketplace Rule 5635(c)(4). Upon the effectiveness of the 2018 Equity Incentive Plan, no additional awards were granted under the 2017 Inducement Plan. All shares currently subject to awards outstanding under the 2017 Inducement Plan, which awards expire or are forfeited, are included in the reserve for the 2018 Equity Incentive Plan to the extent such shares would otherwise return to such plan. Awards granted under the 2017 Inducement Plan have a term of 10 years. Exercisability, option price and other terms are determined by the plan administrator, but the option price cannot be less than 100% of fair market value of those shares on the date of grant. Stock options granted under the 2017 Inducement Plan generally vest over a period of four years, with the exception of performance-based awards which will vest upon achievement of certain performance conditions.

(3)
1,794,153 shares subject to restricted stock units (RSUs) were granted under the 2011 Equity Incentive Plan and 2018 Equity Incentive Plan. Since these awards have no exercise price, they are not included in the weighted-average exercise price calculation.

PROPOSAL 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION
Under the Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Dynavax stockholders are being asked to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement, which is commonly referred to as a “say-on-pay vote.” This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers, which results from our compensation philosophy, policies and practices as discussed in this proxy statement. The compensation of our named executive officers subject to the say-on-pay vote is described in the Compensation Discussion and Analysis, the accompanying tables, and the related narrative disclosure contained in this proxy statement.
Our Compensation Committee is responsible for designing and administering our executive compensation programs. Our Compensation Committee firmly believes that Dynavax’s executive compensation programs should reward our named executive officers for performance, and that when key performance objectives are not achieved, the compensation of our named executive officers should reflect as much. We believe that the compensation of our named executive officers, as disclosed in this proxy, reflects this philosophy. In addition, our Compensation Committee believes that the compensation programs for our named executive officers have been instrumental in helping Dynavax be able to attract, retain and motivate our executive team, thereby enabling our company to be in a position to move forward with our business strategy.
Our Board of Directors is now asking our stockholders to indicate their support for the compensation of our named executive officers as described in this proxy statement by casting a non-binding advisory vote “For” the following resolution:
“RESOLVED, that the compensation paid to Dynavax’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”
Although this vote is advisory and the outcome is not binding on our Board, the views expressed by our stockholders, whether through this vote or otherwise, are important to us. As a result, the Board and the Compensation Committee will carefully review the results of this vote, and they will consider these results in making future decisions about our executive compensation programs and arrangements.
Unless our Board modifies its policy on the frequency of future advisory votes on the compensation of our named executive officers, which are currently submitted to stockholders on an annual basis, the next advisory vote on the compensation of our named executive officers will be held at the 2022 annual meeting of stockholders.
Vote Required
Approval of this advisory proposal requires the affirmative vote of the holders of a majority of shares present (either in person or by proxy) and entitled to vote on the matter at the Annual Meeting. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum but are not counted for any purpose in determining whether this Proposal 3 has been approved.
THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 3.

PROPOSAL 4

RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has selected Ernst & Young LLP, or Ernst & Young, as our independent registered public accounting firm for the fiscal year ending December 31, 2021. Ernst & Young has audited our financial statements since 2002. Representatives of Ernst & Young are expected to be present at the Annual Meeting. Ernst & Young will have an opportunity to make a statement if it so desires and will be available to respond to appropriate questions.
If the stockholders fail to ratify the selection of Ernst & Young, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.
Vote Required
The affirmative vote of the holders of a majority of the shares present (either in person or by proxy) and entitled to vote on the matter at the Annual Meeting will be required to ratify the selection of Ernst & Young. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum but are not counted for any purpose in determining whether this matter has been approved; however, Proposal 4 is considered a “routine” matter, and therefore no broker non-votes are expected in connection with this Proposal 4.
THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 4.
AUDIT FEES
In connection with the audit of our 2020 financial statements, we entered into an engagement agreement with Ernst & Young which sets forth the terms by which Ernst & Young will perform audit services for us.
The following table represents aggregate fees billed to the Company for the fiscal years ended December 31, 2020 and 2019 by Ernst & Young, our principal auditors. The Audit Committee pre-approved all service fees described below.
	Fiscal Year Ended
	2020	2019
Audit Fees(1)	$1,729,615	$1,475,391
Audit Related Fees	—	—
Tax Fees(2)	72,167	46,550
All Other Fees(3)	2,000	1,995
Total Fees	$1,803,782	$1,523,936
(1)
Audit fees include fees for the audit of our consolidated financial statements and interim reviews of our quarterly financial statements, including compliance with the provisions of Section 404 of the Sarbanes-Oxley Act as well as fees related to registration statements, consents and other services related to SEC matters. In each of 2019 and 2020, audit fees included fees related to a comfort letter in connection with an equity offering.

(2)	Tax fees include Section 382 study and other tax advisory services.
(3)	All other fees represent subscription fees for an online accounting research tool and related database.
PRE-APPROVAL POLICIES AND PROCEDURES
Our Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm, Ernst & Young. Under the policy, the Audit Committee pre-approves specified services in the defined categories of audit services, audit-related services, tax services and all other services up to specified amounts. Pre-approval may be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an interim basis by the Audit Committee Chair, as needed and on a case-by-case basis before the independent registered public accounting firm is engaged to provide each service.
The Audit Committee has determined that services rendered by Ernst & Young are compatible with maintaining the principal auditors’ independence.

EXECUTIVE OFFICERS
The following table sets forth certain information with respect to our executive officers as of April 6, 2021:
Name	Age	Position
Ryan Spencer(1)	43	Chief Executive Officer and Director
David F. Novack	59	President and Chief Operating Officer
Kelly MacDonald	37	Senior Vice President, Chief Financial Officer
Robert Janssen, M.D.	67	Chief Medical Officer and Senior Vice President, Clinical Development, Medical and Regulatory Affairs
(1)	Please see “Proposal 1 – Election of Directors” in this proxy statement for more information about Mr. Spencer.
David F. Novack – President and Chief Operating Officer
Mr. Novack joined Dynavax in March 2013 as Senior Vice President, Operations and Quality, served as an interim co-President between May and December 2019, and has served as our President and Chief Operating Officer since December 2019. Mr. Novack was formerly with Novartis Vaccines & Diagnostics where he served since 2009 as the Global Head of Technical Operations and Supply Chain for Diagnostics and previously from 2007 to 2009 as the Global Head of Vaccine Manufacturing Strategy. Prior to Novartis, Mr. Novack was the Vice President, Business Development for Vaxin, Inc., a vaccine company, from 2004 to 2006. From 1993 until 2004, Mr. Novack worked at MedImmune, formerly Aviron, serving in several capacities including business development, manufacturing, contract operations and most recently as Senior Director, Supply Chain Operations. Previously, from 1989 to 1993, Mr. Novack was with American Cyanamid Company in various roles. Mr. Novack received a B.S. in Biology from State University of New York and an M.B.A. from Columbia University.
Kelly MacDonald – Senior Vice President, Chief Financial Officer
Ms. MacDonald joined Dynavax in March 2021 as Chief Financial Officer. Ms. MacDonald was formerly with Ironwood Pharmaceuticals, Inc. (“Ironwood”), from 2013 to 2021 in roles of increasing responsibility, most recently as Chief Accounting Officer and Vice President, Finance where she led the company’s corporate accounting and finance processes, enterprise risk management, treasury and capital allocation strategy. While at Ironwood, she also held various other finance and accounting managerial roles where she provided financial advice on the company’s strategic planning, accounting policies, R&D portfolio management, global business development, product launches and commercial execution. Prior to joining Ironwood, Ms. MacDonald spent nearly seven years at PriceWaterhouseCoopers, LLP, ultimately serving as a Manager in the Health Industries Assurance Practice, primarily serving clients in life sciences and technology sectors. Ms. Macdonald is a CPA and holds a Master of Business Administration from the Isenberg School of Management at the University of Massachusetts and a Bachelor of Science in Accounting from Fairfield University.
Robert Janssen, M.D. – Chief Medical Officer and Senior Vice President, Clinical Development, Medical and Regulatory Affairs
Dr. Janssen was appointed Chief Medical Officer and Senior Vice President, Clinical Development, Medical and Regulatory Affairs in January 2018. Dr. Janssen was appointed Chief Medical Officer and Vice President, Clinical Development and Regulatory Affairs in July 2013. He served as Dynavax’s Vice President, Medical Affairs since November 2012 and was previously Senior Director, Clinical Development at Dynavax from 2010 through 2012, during which time he was extensively involved with Phase 3 clinical development of HEPLISAV-B and its U.S. and European licensing applications. Prior to joining Dynavax, Dr. Janssen was Vice President, Medical Affairs at Gilead from 2008 to 2010 where he was responsible for oversight of physician and health care provider education focused on HIV and hepatitis B therapies. Until 2008, Dr. Janssen spent 23 years at the U.S. Centers for Disease Control and Prevention (“CDC”), most recently as the Director of the Division of HIV/AIDS Prevention from 2000 to 2008. Under his leadership, the CDC first explored HIV treatment as a mode of HIV prevention and launched several of the earliest Phase 3 trials of pre-exposure prophylaxis for HIV. Dr. Janssen received a Bachelor of Arts degree with Honors in Humanities from Stanford University and his M.D. degree from the University of Southern California. He is a neurologist with training in virology received at the University of Pennsylvania. Dr. Janssen has been the beneficiary of numerous honors and awards during his career. He has published over 130 scientific articles in a variety of journals and has served as a reviewer for leading scientific journals.

COMPENSATION DISCUSSION AND ANALYSIS
Overview
This Compensation Discussion and Analysis discusses our executive compensation philosophy and practices and provides an overview of the Compensation Committee’s 2020 decisions for the following named executive officers (“NEOs”) whose compensation is set forth in the Summary Compensation Table and other related tables contained in this proxy statement:
•	Ryan Spencer, Chief Executive Officer and Director;
•	David F. Novack, President and Chief Operating Officer;
•	Michael S. Ostrach, former Senior Vice President, Chief Financial Officer and Chief Business Officer; and
•	Robert Janssen, M.D., Chief Medical Officer and Senior Vice President, Clinical Development, Medical and Regulatory Affairs; and
Business Overview
We are a commercial stage biopharmaceutical company focused on developing and commercializing novel vaccines. Our first marketed product, HEPLISAV-B® (Hepatitis B Vaccine (Recombinant), Adjuvanted), is approved by the United States Food and Drug Administration (“FDA”) for prevention of infection caused by all known subtypes of hepatitis B virus in adults age 18 years and older. HEPLISAV-B is the only two-dose hepatitis B vaccine for adults approved in the U.S. In Phase 3 trials, HEPLISAV-B demonstrated faster and higher rates of protection with two doses in one month compared to another currently approved hepatitis B vaccine, which requires three doses over six months, with a similar safety profile. We have worldwide commercial rights to HEPLISAV-B and we market it in the United States. We received Marketing Authorization approval of HEPLISAV-B in February 2021 from the European Commission following a positive recommendation in December 2020 from the European Medicines Agency (“EMA”) Committee for Medicinal Products (“CHMP”) for Human Use for prevention of infection caused by all known subtypes of hepatitis B virus in adults age 18 years and older. We expect to launch HEPLISAV-B in the European Union (“EU”) in late 2021, initially focusing on one or a few key countries where it would be commercially feasible to market HEPLISAV-B on our own or through third-parties.
We also manufacture and sell CpG 1018, the adjuvant used in HEPLISAV-B. We developed CpG 1018 to provide an increased vaccine immune response, as demonstrated in HEPLISAV-B. We are working to expand the use of CpG 1018 to support the potential development and large-scale manufacturing of additional vaccines for our own vaccine development programs as well as through collaborations with multiple vaccine companies and academic groups. We have several current collaborations that are focused on adjuvanted vaccines for COVID-19, several of which are in clinical development. In September 2020, we also entered into a commercial supply agreement with our collaborator Valneva Scotland Limited (“Valneva”) to supply them with CpG 1018 to produce as many as 60 to 100 million doses of their vaccine in 2021, and up to an additional 90 million doses through 2024. Our tetanus, diphtheria, and acellular pertussis (“Tdap”) booster vaccine candidate, also adjuvanted with CpG 1018, is in a Phase 1 study, and a CpG 1018 based influenza vaccine is also expected to enter clinical development during 2021.
Corporate Developments in 2020 and Early 2021
During 2020, our business was focused on continued commercialization of HEPLISAV-B in the U.S., entering into arrangements with our collaborators who are focused on developing COVID-19 vaccines of their own, advancing our CpG 1018 adjuvant as a broadly useful vaccine adjuvant platform, achieving our Marketing Authorization Application (“MAA”) for HEPLISAV-B in Europe, collaborating with other vaccine developers to help develop novel vaccines using CpG 1018 for pertussis and influenza, as well as other potential vaccine candidates targeted at other indications. CpG 1018 was approved by the FDA as a component of HEPLISAV-B. During 2020 we also executed on our 2019 decision to wind down our immuno-oncology (“I/O”) business by entering into an asset purchase agreement pursuant to which we sold our SD-101 I/O assets for cash plus development milestone payments and royalties on potential future net sales.

Given that full commercialization of a new vaccine takes several years and the long product development cycles in our business, we believe delivery of long-term value to our stockholders is the best measure of our performance.
In addition to executing on our strategic focus, Messrs. Spencer and Novack, our other NEOs, and our broader leadership team devoted substantial time and energy last year ensuring an orderly transition of the Company through the period of significant change, including but not limited to converting to a nearly fully remote workforce in light of the COVID-19 pandemic, pursuing licensure of HEPLISAV-B in Europe, scaling our available capacity to supply CpG 1018 and other changes associated with our the new strategic focus, the impact from COVID-19 restrictions and associated needs.
Currently, we believe the potential net sales for total U.S. adult hepatitis B vaccines is over $400 million annually and could reach up to approximately $600 million in net sales annually. Our field sales force of approximately 65 people is sized to cover approximately 70% of hepatitis B vaccine sales in the U.S.
In furtherance of our strategic focus, our NEOs focused on executing our HEPLISAV-B business strategy by continuing to work toward successful commercialization of HEPLSIAV-B, bolstering our in-house sales force, enhancing our sales strategy, further developing a distribution network, and working to achieve sufficient manufacturing capacity to help ensure we successfully meet demand and that such manufacturing was done in accordance with applicable quality requirements. With respect to growing our adjuvant sales, our NEOs acted nimbly throughout the year to increase our capacity to supply CpG 1018 for ourselves and for our collaborators, and entered into numerous preclinical and clinical collaborations, some of which are currently in clinical trials and some of which have already yielded commercial supply agreements and revenue. Under these commercial agreements, we are selling CpG 1018 as an adjuvant for vaccines developed by our collaborators. In addition, we recognized the importance of completing our post-marketing safety study as well as our study of the use of HEPLISAV-B in patients undergoing hemodialysis. Our NEOs also focused on vaccine development, growing our pipeline and completing the wind-down of our immuno-oncology program.
Despite the significant challenges brought about by the COVID-19 pandemic, we believe that 2020 was a year of many positive developments for our Company that positioned us for future success. For example, we believe that our orientation toward a pure-play vaccine business as well as efforts to scale our adjuvant business have positioned the Company well for the future. And for HEPLISAV-B, we continued the commercialization process with further significant strides in our sales efforts, we increased our market share in field targeted accounts, we demonstrated continued compliance with quality requirements, and all despite the headwinds provided by the pandemic. We also completed our post-marketing safety study and are awaiting final results. We believe that each of these developments served to lay a foundation for future commercial success for HEPLISAV-B and CpG 1018 through continued advocacy and adoption efforts.
HEPLISAV-B
For 2020, we note several key accomplishments pertaining to HEPLISAV-B. From a product sales perspective, we achieved annual HEPLISAV-B product revenues, net of $36.0 million in 2020, as compared to $34.6 million in 2019, despite a significant decrease in adult vaccine utilization due to the COVID-19 pandemic. We increased our market share in field targeted accounts from 20% to 26%, and we converted two major national retail pharmacy chains.
In addition, as a result of substantial efforts expended during 2020, we received Marketing Authorization approval of HEPLISAV-B in February 2021 from the European Commission following a positive recommendation in December 2020 from the European Medicines Agency Committee for Medicinal Products for Human Use for prevention of infection caused by all known subtypes of hepatitis B virus in adults aged 18 years and older. We are continuing with our plans to launch HEPLISAV-B in the European Union in late 2021, initially focusing on one or a few key countries where it would be commercially feasible to market HEPLISAV-B on our own or through third-parties.
During 2020 we also made progress on our open-label, single-arm study of HEPLISAV-B in adults with end-stage renal disease who are initiating or undergoing hemodialysis. The primary endpoints were to evaluate the immunogenicity induced by HEPLISAV-B at week 20 as measured by seroprotection rate and to evaluate the safety of HEPLISAV-B with respect to clinically significant adverse events. In the trial, four doses of HEPLISAV-B induced a seroprotection rate of 89.3 percent at week 20, with high anti-HBs antibodies. Interim safety data showed HEPLISAV-B is well tolerated and no safety concerns were observed. We currently expect that the last patient visit will be in September 2021. Final safety data is expected to be available by the end of the year. The safety and effectiveness of HEPLISAV-B in adults on hemodialysis have not been established.
In December 2019, we filed a report on a cumulative analysis (comprising both required interim analyses) of our post-marketing study of HEPLISAV-B for review by the FDA. The study is assessing the rates of occurrence of acute myocardial infarction (“AMI”) in persons receiving HEPLISAV-B compared with Engerix-B. The interim report assesses unadjudicated events of AMI. The event rates in this interim analysis were similar between the two treatment arms. The independent data monitoring committee concurred this analysis showed no evidence of an increase in AMI events in the HEPLISAV-B arm. The study was initiated in August 2018 and concluded in November 2020. We expect to receive final results toward the middle of 2021.
CpG 1018 COLLABORATION ACTIVITY
CpG 1018 is the proprietary Dynavax adjuvant contained in HEPLISAV-B, which demonstrated higher rates of immunogenicity with lower doses compared to prior existing hepatitis-b vaccines. With our strategic transformation to focus on our vaccine business, CpG 1018 represents a valuable asset of Dynavax. That value grew substantially during 2020, as evidenced by the numerous collaborations we entered into during the year and by the number of trials for COVID-19 vaccines utilizing CpG 1018 that were initiated during the year. These efforts culminated in our first CpG 1018 revenue and in September 2020, we announced a commercial supply agreement with Valneva that has potential to yield up to $230 million in CpG 1018 sales in 2021. We are continuing to seek to leverage CpG 1018 to develop new and improved vaccines of our own as well as through collaborative efforts with our partners. In February 2021, we announced an agreement with the Coalition for Epidemic Preparedness Innovations (“CEPI”) under which CEPI agreed to provide financing of up to $99 million in order to further support development, manufacturing and distribution of vaccines to help end the acute phase of the COVID-19 pandemic, which could potentially comprise hundreds of millions of doses. We have an on-going collaboration with Serum Institute of India, Ltd., the world’s largest vaccine manufacturer, to develop vaccines containing CpG 1018, including an improved pertussis vaccine.
FINANCING
In May 2020, we completed an underwritten public offering that provided proceeds of approximately $75.4 million, net of issuance costs of $5.1 million. This and other financing activities undertaken during the year helped strengthen our balance sheet and put us in a better position to invest in our own future.
I/O ASSET SALE
We wound down our immuno-oncology (“I/O”) program in 2019. In 2020 we also entered into an asset purchase agreement pursuant to which we sold the bulk of our SD-101 I/O assets for cash plus development milestone payments and royalties on potential future net sales.
Compensation Governance Highlights
What we do		What we do not do
☒	Design executive compensation program to align pay with performance	☒	No excessive change in control or severance payments (no cash severance multiplier greater than 1.75x base + target bonus)
☒	Prohibit hedging and discourage pledging by executive officers and directors (no pledging occurred in 2020)	☒	No repricing of underwater stock options without stockholder approval
☒	Grant equity awards with performance-based vesting of greater than one year	☒	No tax gross-ups
☒	Conduct an annual say-on-pay vote	☒	No excessive perquisites
☒	Seek input from, listen to and respond to stockholders	☒	No guaranteed bonuses
Consideration of Our Prior Say-on-Pay Votes and Related Stockholder Engagement
In 2016, our Board of Directors adopted, and our stockholders approved, a policy that we would hold a say-on-pay vote on a yearly basis. Since adjusting to an annual say-on-pay practice, we have experienced continued favorable voting results with our say-on-pay practices. The results of the past three years’ voting have been 95%, 75%, and 92% in fiscal years 2018, 2019, and 2020, respectively, of stockholders voting in favor of our pay practices.
We routinely seek and obtain feedback from our stockholders throughout the course of the year. In addition, we seek feedback from the governance teams of our largest institutional stockholders each year pertaining to executive compensation. In late 2020 and early 2021, we reached out to engage with the governance teams of our 25 largest investors, representing 71% of our shares outstanding. We spoke with 100% of the stockholders that wanted to provide us with feedback at that time about our executive compensation practices. During these discussions, which included an opportunity for detailed questions, none of our stockholders expressed any concerns about our executive compensation practices. The bulk of the stockholders, while appreciating the outreach, did not feel a need to talk at the time. Additionally, we considered feedback from Institutional Shareholder Services and Glass Lewis. Based on this combined feedback, we maintained the following practices for our long-term equity incentive awards: (1) we allocated 25% of the aggregate target award value for each NEO in the form of performance-based restricted stock units (“RSUs”), with the remaining 75% allocated in the form of time-based stock options, the long-term value of which is determined by long-term stock performance; and (2) we set performance goals that could realistically be expected to take longer than a year to be completed for the performance-based RSUs.
Executive Compensation Philosophy and Objectives
We believe our NEOs’ compensation should align our executives’ success with that of our stockholders over the long-term through achievement of strategic corporate objectives that are fundamental to our business and that are intended to create long-term stockholder value. Our executive compensation programs are designed to be competitive with our peer group to enable us to attract, motivate, reward, and retain outstanding talent. Our compensation programs are based on the following key principles:
•	Link a significant proportion of pay with performance and the achievement of our strategic goals;
•	Align our executives’ interests with those of our stockholders through equity compensation;
•	Achieve a mix of overall compensation that is competitive in the industry in which we compete for executive talent; and
•	Recognize individual contributions, teamwork and corporate performance.
Compensation-Setting Process
Role of the Compensation Committee and Management
The Compensation Committee oversees and administers our executive compensation programs. The Compensation Committee acts pursuant to a charter adopted by our Board, which can be found at our website, www.dynavax.com. The Compensation Committee generally determines the compensation to be paid to the executive officers, including our NEOs. Either the Compensation Committee or the independent members of our Board, upon recommendation from the Compensation Committee, approve certain compensation of our CEO, and references in this Compensation Discussion and Analysis to our Board approving our CEO’s compensation refer to the independent members of our Board.
The Compensation Committee (and the board of directors, with respect to our CEO) approves our corporate goals and the individual goals of our NEOs after considering the Company’s recommendations on these matters. The Compensation Committee annually reviews the base salaries, cash incentives and equity compensation of our NEOs and periodically reviews other elements of our compensation. Compensation decisions are based primarily on the following:
•
Peer and Industry Data – The Compensation Committee uses peer and industry data provided by its consultant, Arnosti Consulting Inc. (“Arnosti”), as a reference in setting base salaries and target cash compensation, determining appropriate levels and mix of equity compensation and determining the type and portion of compensation tied to performance goals.

•	Annual Performance Reviews – The Chair of the Compensation Committee conducts annual performance reviews of our CEO taking into consideration feedback obtained during the course of the year from the independent members of our Board and the CEO’s direct reports. Our CEO conducts and presents the performance reviews of the other NEOs to the Compensation Committee after the end of each fiscal year. In reviewing and determining the compensation of each NEO, the Compensation Committee also considers individual factors, such as potential for future contributions to Company growth, industry experience and retention concerns.
•
CEO Recommendations – The Compensation Committee seeks input from our CEO for setting the salary and target cash compensation levels for the other NEOs, and also for purposes of setting annual performance metrics and target amounts under our annual incentive program.

Role of Compensation Consultant
Arnosti has been the Compensation Committee’s independent compensation consultant since 2010, and the Compensation Committee meets regularly with Arnosti, both with and without management present, depending upon the topic being discussed.
During the first quarter of 2020, the Compensation Committee reviewed whether the work of Arnosti as a compensation consultant raised any conflict of interest, taking into consideration the following factors:
•	The provision of other services to the Company;
•	The amount of fees paid to Arnosti by the Company;
•	Arnosti’s policies and procedures that are designed to prevent conflicts of interest;
•	Any business or personal relationship of Arnosti or the individual compensation advisors employed by Arnosti with an executive officer of the Company; and
•	Any Company stock owned by Arnosti or the individual compensation advisors contracted by Arnosti.
Based on the Compensation Committee’s review of this information, it determined the work of Arnosti and the individual compensation advisors contracted by Arnosti as compensation consultant to the Compensation Committee, did not create any conflict of interest. The Compensation Committee has the sole authority to direct, terminate or continue Arnosti’s services, although the Company pays the cost for Arnosti’s services.
In 2020, Arnosti provided advice to the Compensation Committee on several different aspects of its responsibilities related to our compensation programs and practices. Specifically, during 2020, Arnosti assisted the Compensation Committee as follows:
•	Provided recommendations to the Compensation Committee on refining our peer group;
•	Provided general information concerning executive compensation trends and developments;
•	Reviewed and analyzed compensation levels of our NEOs in comparison to those of our peer companies;
•	Provided the Board with a review of competitive data from the peer group on Board compensation; and
•	Reviewed the Compensation Discussion and Analysis for inclusion in our proxy statement.
2020 Peer Group and Use of Market Data
Our Compensation Committee primarily uses relevant publicly disclosed market data for a general understanding of executive market compensation practices and our positioning within the market, including within our peer group. Our Compensation Committee believes that over-reliance on benchmarking could result in compensation that is unrelated to the value delivered by the NEOs because compensation benchmarking does not take the specific performance of the NEOs, or the performance of the Company in its unique circumstances, into account.
Our Compensation Committee does not have a specific target compensation level for the NEOs or otherwise use a formulaic approach to setting pay at a particular positioning within the market data; rather, the Compensation Committee reviews a range of market data reference points including relevant Radford Global Life Sciences survey data as well as data from the Company’s peer group with respect to total target cash compensation (including both base salary and the annual target performance bonus) and equity compensation

(valued based on disclosed grant date fair value and also considered as shares as a percentage of total common shares outstanding) to support its compensation decisions.
For 2020, our Compensation Committee approved a peer group of biotechnology companies at a similar stage of their life-cycle with which we compete for executive talent that were of similar size to the Company in terms of market capitalization (targeting .3x to 3x our own market capitalization, with some exceptions for companies it felt were nonetheless good comparators), product portfolio, pipeline and number of employees. To align with our strategic plan at that time, which included commercialization of HEPLISAV-B in the U.S., pursuing licensure for HEPLISAV-B in Europe and obtaining a favorable policy recommendation from the CDC Advisory Committee on Immunization Practices (“ACIP”) for HEPLISAV-B in the U.S., our peer group included companies that:
•	Were commercial-stage companies having already filed for an IND;
•	Were pure-play vaccine developers; and
•	Had their own manufacturing operations, where possible.
The change in our peer group from 2019 to 2020 included removing 15 companies for various reasons including market caps that were out of range or because such companies were not yet in, or not very close to, commercial stage. The companies that were removed were Acadia, Acceleron, Aduro, Alder, Amicus, Arcus, Array, Epizyme, Holzyme, Insmed, The Medicines Company, Pacira, Repligen Supernus, and TG Therapeutics. The following 7 companies were added to the peer group: AMAG, Ardelyx, Adamas, Akebia, Karyopharm, Rigel, and Retrophin. As of September 2019, the point at which the Compensation Committee approved the 2020 peer group, the companies in the 2020 peer group had market capitalizations ranging between $127 million to $2.2 billion, and the median market capitalization of our peer group was $427 million. At the same point in time, our market capitalization was $372 million. The following table lists our 2020 peer group:
•	Acorda Therapeutics, Inc.
•	Adamas Pharmaceuticals Inc.
•	Akebia Therapeutics, Inc.
•	AMAG Pharmaceuticals, Inc.
•	Ardelyx, Inc.
•	Biocryst Pharmaceuticals, Inc.
•	ChemoCentryx, Inc.
•	Clovis Oncology, Inc.
•	Eagle Pharmaceuticals, Inc.
•	Five Prime Therapeutics Inc.
•	Heron Therapeutics, Inc.
•	Immunogen, Inc.
•	Karyopharm Therapeutics, Inc.
•	Macrogenics, Inc.
•	Momenta Pharmaceuticals, Inc.
•	Novavax, Inc.
•	Portola Pharmaceuticals, Inc.
•	Puma Biotechnology, Inc.
•	Retrophin, Inc.
•	Rigel Pharmaceuticals, Inc.
•	Theravance Biopharma, Inc.
Elements of Executive Compensation
Our executive team continues to manage a changing and increasingly complex business. We strive to recognize these efforts by compensating our NEOs for the demands and risks associated with our business through three primary elements that are designed to reward performance in a simple and straightforward manner – base salaries, annual performance-based cash incentives and long-term equity incentive awards. During our annual stockholder outreach, our key stockholders expressed support for the elements of our executive compensation program, including our continued use of a mix of time-based stock options and performance-based RSUs. As reflected in the chart below, we utilized performance-based vesting for a portion of our 2020 long-term equity incentive awards.
The table below summarizes the purpose and key characteristics of each of our compensation elements.
Element	Purpose	Key Characteristics
Base Salary	Provides a fixed level of compensation for performing the essential elements of the job; gives executives a degree of certainty in light of having a majority of their compensation at risk.
Fixed compensation that is reviewed annually and adjusted if and when appropriate; reflects each NEO’s performance, experience, skills, level of responsibility and the breadth, scope and complexity of the position as well as the competitive marketplace for executive talent specific to our industry.

Element	Purpose	Key Characteristics
Annual Cash Incentive Program
Motivates executive officers to achieve corporate and individual business goals, which we believe increase stockholder value, while providing flexibility to respond to opportunities and changing market conditions.

Annual cash incentive based on corporate and individual performance compared to pre-established goals. For 2020, each of our Chief Executive Officer’s and President and Chief Operating Officer’s annual incentive was based on corporate goals only.

Corporate goals focus on overarching objectives for the Company which will support long-term value, while individual objectives are aligned to corporate objectives and other strategic priorities of the Company.

Corporate goals are aligned with our business strategy and weighted by relative importance so that overall corporate achievement can be objectively measured.

Long-Term Equity Incentive Awards (Stock Options)	Motivates executive officers to achieve our business objectives by tying incentives to the appreciation of our common stock over the long term.
Stock options with an exercise price equal to the fair market value on the date of grant vesting over three years; the ultimate value realized, if any, depends on the appreciation of our common stock price following grant. If our stock price does not appreciate, there is no value realized. In determining the aggregate size of equity grants in any given year, the Compensation Committee generally considers the same factors described above under “Base Salaries” as well as the criticality of the executive to the long-term achievement of corporate goals.

In 2020, we targeted roughly 75% of our NEO’s annual grant value to be time-based options.

From time to time, we may also use special grants of stock options to encourage retention or for other purposes as determined by the Board. No such special stock options were granted to NEOs in 2020.

Long-Term Equity Incentives (RSUs)
Motivates executive officers to achieve our corporate objectives by tying compensation to the performance of our common stock over the long term; provides motivation for our executive officers to remain with the Company by mitigating swings in incentive values during periods when market volatility weighs on our stock price.

Restricted stock unit awards may vest based on continued service over a specified period of time and/or achievement of performance goals; the ultimate value realized varies with our common stock price. During 2020 we only granted performance RSUs to NEOs. We did not grant any time-based RSUs to our NEOs.

In 2020, we targeted roughly 25% of our NEO’s annual grant value to be performance-based RSU awards vesting

Element	Purpose	Key Characteristics

upon the Compensation Committee’s certification of achievement of pre-established performance goals discussed below.

From time to time, we may also use special RSU awards to encourage retention or for other purposes as determined by the Board. No such special RSUs were granted to NEOs in 2020.

Other Compensation	Our executive officers participate in the same benefits offered to all other employees, which promote employee health and welfare and assist in attracting and retaining our executive officers.
Indirect compensation element consisting of programs such as medical, vision, dental, life and accidental death, long-term care and disability insurance as well as a 401(k) plan with a Company matching contribution, and other plans and programs made available to all regular full-time employees.

Severance and Change in Control Benefits
Serves our retention objectives by helping our named executive officers maintain continued focus and dedication to their responsibilities to maximize stockholder value, including in the event of a transaction that could result in a change in control of our Company.

Provides protection in the event of a termination of employment under specified circumstances, including following a change in control of our Company as described below under “Potential Payments Upon Change in Control or Involuntary Termination.”

2020 Executive Compensation Decisions
Total Target Cash Compensation – Base Salaries and Target Bonus Percentages
When determining 2020 base salary and target bonus percentage adjustments, the Compensation Committee considered each individual’s performance and criticality, each individual’s industry experience and tenure, internal pay equity, and retention concerns. The Compensation Committee also reviewed a range of market data reference points (including the 10th, 25th, 50th, 60th, 75th and 90th percentiles of market and peer group data) with respect to total target cash compensation (including both base salary and the annual target performance bonus).
The Compensation Committee (and the Board, with respect to Mr. Spencer) decided that for 2020 each NEO’s target bonus percentage would remain the same as in 2019 and base salaries would be increased as shown in the table below, except for Mr. Spencer’s, which was increased from 50% to 60% effective January 1, 2020 in connection with his promotion to Chief Executive Officer and Mr. Novack’s, which was increased from 50% to 55% effective January 1, 2020 in connection with his promotion to President and Chief Operating Officer. In determining NEO compensation, the Compensation Committee considers disclosed peer group and survey data; each NEO’s industry experience, expertise, and tenure with the Company; internal pay equity; and the Company’s annual salary budget.
Name	2020 Base Salary	% Increase from Prior Year(1)	2020 Target Bonus
Ryan Spencer	$515,000	0%	60%
David F. Novack	$495,000	0%	55%
Michael S. Ostrach	$464,398	3%	50%
Robert Janssen, M.D.	$466,930	3%	50%
(1)
Because Messrs. Spencer and Novack received raises in connection with their promotions in late 2019, no additional increase was included as part of our 2020 merit cycle. Mr. Ostrach and Dr. Janssen received merit increases for 2020 based on prior year performance, and consistent with past practice.

2020 Annual Cash Incentive – Structure, Goals and Payout Decision
Structure. Neither Mr. Spencer nor Mr. Novack carried individual goals separate from the Company’s corporate objectives for 2020. We believe that this aligned their incentive compensation fully with the completion of corporate goals that measure business performance and are intended to drive long term stockholder value. For our other NEOs, their annual cash incentive payout is typically based on the achievement of pre-established corporate and individual goals. Our Chief Executive Officer typically recommends individual goals for each of the other NEOs, which are aligned with our business strategy and linked with corporate goals, and our Compensation Committee approves these goals. The individual goals for the NEOs are in addition to the general responsibilities each officer has for managing his respective functional or operational area. For 2020, Mr. Ostrach and Dr. Janssen’s respective annual cash incentive payouts were based on a weighting of 80% corporate and 20% individual goals.
2020 Corporate Goals. Heading into 2020, our focus was balanced between advancing HEPLISAV-B as a leading hepatitis-B vaccine in the U.S. and working toward a favorable policy recommendation from the ACIP, as well as furthering our efforts to obtain marketing authorization of HEPLISAV-B from the European Commission and plan for commercialization of the vaccine in Europe, and prioritizing our vaccine business including developing new potential applications of CpG 1018 and beginning to build a pipeline of potential product candidates. In early 2020, the Compensation Committee established corporate and, for NEOs other than Messrs. Spencer and Novack, individual goals to align NEO annual cash incentive compensation with respective performance toward these goals.
Accordingly, our corporate goals were focused on increasing HEPLISAV-B product revenue, improving manufacturing yields, completing our post-marketing safety study for HEPLISAV-B, obtaining European marketing authorization, preparing to launch European marketing activities directly or with a partner, starting to develop a pipeline of potential vaccine candidates, entering collaborations with other vaccine developers to use CpG 1018 in their product candidates, strengthening our balance sheet and financial position, and executing upon our business plan which included maintaining specified cash and equivalents on hand at year end and controlling cash usage to stay within the approved budget.
At the time these goals were set, the COVID-19 pandemic was in its infancy, the U.S. had just detected its first case of COVID-19 on U.S. soil, and we had little appreciation for the magnitude of the global impact the pandemic would have on our business in particular, and on the rest of the world in general. With respect to adult vaccines, during the first half of 2020, we operated in an environment that was hyper-focused on personal isolation and COVID-19 treatment and prevention. Closures and other safeguards made it nearly impossible to proceed with business-as-usual. While adult vaccine utilization was down across the board in 2020, we began to recognize opportunities to collaborate with vaccine developers working on COVID-19 vaccines. We recognized an opportunity to supply them with our CpG 1018 adjuvant, which could create an additional revenue stream to help offset reductions in HEPLISAV utilization.
During the year, we continued to monitor the impact of the COVID-19 pandemic on our business, including the impact of COVID-19 on the United States generally, and on adult vaccine utilization in particular. We also evaluated the related effects on the Company’s ability to sell HEPLISAV-B during the pandemic. Two key trends emerged: (1) our buyers were initially inaccessible due to shelter-in-place orders and other COVID-19 precautions, and (2) even if distancing orders were relaxed at times, patients were not visiting hospitals to receive hepatitis vaccines. This was a trend that affected not just HEPLISAV-B utilization, but all adult vaccines. Recognizing the severe challenge that COVID-19 presented, the Compensation Committee revised the Company’s HEPLISAV-B revenue goal downward in August of 2020. This allowed management to focus its attention on objectives that were realistic and achievable in the face of unprecedented pandemic. It also allowed management the room necessary to pivot toward the opportunities that COVID-19 uniquely provided for our business, but were unforeseen when the original goals were set.
Other than the HEPLISAV-B revenue goal, no other corporate or individual goal was changed. The HEPLISAV-B net sales goal was a corporate goal, and the change did not provide any special benefit to NEOs in particular. We did not have any layoffs or salary reductions during 2020 that affected our broader employee base. All employees in the Company shared the same corporate goals and had the same corporate achievement factor applied to their bonuses.

As a result of this shift in focus, we were able to increase our number of CpG 1018 collaboration agreements far in excess of our original goal of two, and in September 2020, we entered into a commercial supply agreement with one of our collaborators, Valneva, to supply them with CpG 1018. Under this agreement we could sell CpG 1018 sufficient to produce as many as 60 to 100 million doses of Valneva’s vaccine in 2021, and up to an additional 90 million doses through 2024. We believe the work done last year to focus on establishing additional collaborations could yield even more revenue-producing commercial supply agreements.
Because we are a fully-integrated biopharmaceutical company with a marketed product and ongoing vaccine development program, our corporate goals were directly aligned with specific strategic objectives with an eye toward matters that management could actually influence or control: Plan to advance our HEPLISAV-B U.S. sales, work to ensure long-term growth of HEPLISAV-B sales in the U.S., drive long-term growth of our vaccine business including through adjuvant collaborations, and to strengthen our financial position and organization. These are all programs that we continue to believe will create long-term value for stockholders.
In February 2021, the Compensation Committee evaluated the accomplishments and performance of the Company against these pre-established corporate goals, including the revised HEPSLIAV-B net sales goal. With respect to each of the categories of corporate goals below, the Committee took into consideration each of the goals identified and the level of completion in making an overall determination of goal achievement for each category. After its consideration of the Company’s performance, as more specifically described in the following chart, the Compensation Committee rated our overall 2020 corporate achievement at 111%.
Corporate Goal	Weight	Corporate Achievement	Corporate Achievement Percentage
Advance HEPLISAV-B Sales • Achieve 25% market share in field targeted accounts. • Achieve $28-30 million in HEPLISAV-B full-year net sales. • Convert at least one national account with >15,000 dose historical annual opportunity.	50%	The Compensation Committee determined that we achieved the goals in this category at an overall percentage of 106.5%. In determining this percentage, the Compensation Committee considered several factors, including: • 26% market share achieved, versus 20% one year prior. • HEPLISAV-B net sales of $36.0 million despite overall reduced vaccine utilization. • Converted two national accounts.	106.5%
Ensure long-term growth of HEPLISAV-B sales in the U.S. • Stay on track to achieve policy goals for 2021. • Complete HBV-24 enrollment. • Achieve 25% increase in HBsAg manufacturing yield.	20%	The Compensation Committee determined that we achieved the goal in this category at an overall percentage of 106.7%. In determining this percentage, the Compensation Committee considered several factors, including: • Efforts have kept us on track for positive policy recommendation from ACIP. • HBV-24 enrollment completed on time. • Exceeded goal by increasing yield nearly 60% over baseline.	106.7%

Corporate Goal	Weight	Corporate Achievement	Corporate Achievement Percentage
Vaccine Business • Develop ex-U.S. supply strategy. • Respond to EMA review to support European approval by Q1 2021. • Execute Pertussis development plan. • Enter into at least two additional in-house development programs, external collaborations for CpG 1018, development partnerships or acquisitions.	20%
The Compensation Committee determined that we achieved the goal in this category at an overall percentage of 127%. In determining this percentage, the Compensation Committee considered several factors, including:
• Ex-US supply strategy goals met by successfully addressing identified business continuity risks, compliance and capacity requirements. Phased approach provides cost savings while maintaining flexibility in execution.

• Exceeded EMA goals, received CHMP positive opinion in Q4, tracked to the most aggressive timeline and managed a favorable outcome in European label negotiations.
• Pertussis development plan made significant progress ahead of schedule and continues on an appropriate track.
• Exceeded collaborations goal by entering into collaborations far in excess of our goal, which yielded 6 human clinical trials started so far, produced the Valneva commercial supply agreement and resulted in our first CpG 1018 revenue.
			127%
Financial • End 2020 with specified cash and equivalents based on approved plan. • Develop debt refinancing strategy. • Increase organizational strength and capabilities through implementation of employee development, education, and communication programs to strengthen the connection and alignment to our objectives and to our vision leading to an increase in pride and ownership in our company and our results.	10%	The Compensation Committee determined that we achieved the goal in this category at an overall percentage of 111%. In determining this percentage, the Compensation Committee considered several factors, including: • Cash and equivalents exceeded the goal significantly. • Evaluated multiple debt refinancing options and established a strategy for refinancing, while continuing to watch market dynamics. • Exceeded organizational goal by implementing multiple	111%

Corporate Goal	Weight	Corporate Achievement	Corporate Achievement Percentage
		programs regarding employee recognition, leadership training, wellness, communications, employee development and training initiatives.
Total	100%		111%
2020 Individual Goals. As described above, Messrs. Spencer and Novack did not have individual goals and their respective incentive compensation was based solely on achievement of our corporate goals.
At the beginning of each year, our Chief Executive Officer typically recommends individual goals for each the remaining NEOs, which are aligned with our business strategy and linked with corporate goals, and our Compensation Committee approves these goals. The individual goals for our NEOs include critical responsibilities that each NEO has that go beyond the corporate goals and are significant to our success. Established in February 2020, the 2020 individual goals for the NEOs named below focused on objectives linked to their functional expertise and responsibility as well as our then-current business strategy. These specific goals were in addition to the general responsibilities each NEO had for managing his respective functional operational area, including through the period of significant change as we adapted to the pandemic by moving to a nearly fully remote workforce.
Our Compensation Committee, in recognition of the fact that 80% of the incentive payout for each NEO named in the table below is based on corporate goal achievement, believes it is also of importance to assess the individual achievement portion of the goal grading in a manner that is reflective of performance against the individual goals. Thus, as is the case with respect to the 2020 individual goals, there will be circumstances where the individual goal grading exceeds the corporate goal grading, and there will be instances where the corporate goal grading will surpass the individual goal grading. In early 2021, based on the recommendation of Mr. Spencer, as well as the observations by Compensation Committee members of these officers and its own assessment of each NEO’s effectiveness, the Compensation Committee determined the level of achievement of each NEO’s 2020 individual goals as follows:
Name	Individual Goals	Individual Achievement	Individual Achievement Percentage
Michael S. Ostrach	Finance: • End 2020 with specified operating capital based on approved plan. • Develop debt refinancing strategy. • Control net cash usage within budget. • Determine whether to, and if necessary, implement, financial system upgrade or replacement strategy. • Add at least one additional sell side analyst, preferably bulge bracket. Investor Relations: • Develop patent strategies for specified programs; file apps as appropriate. • Reduce non-vaccine IP portfolio to minimum necessary to support outboarding. • Complete existing oncology opportunities.	Met all goals, and exceeded goals for the year, as follows: • Acted as a key contributor to our I/O divestiture efforts. • Acted as a key contributor to our coronavirus collaborations. • Managed net use of cash within approved operating budget with ending cash level above target.	105%

Name	Individual Goals	Individual Achievement	Individual Achievement Percentage
Robert Janssen, M.D.
Advance HEPLISAV Clinical Studies and Regulatory Filings

• On track to achieve ACIP favorable policy recommendation in 2021:
 − Provide 2 significant data updates to the working group.
 − Write manuscript for effective seroprotection rates.
 − Establish scientific data package to support preferential recommendation.
• HBV-24: Complete enrollment
 − Draft manuscript for 1Q21
submission
• HBV-26: complete interim analysis
and submit to FDA
• Respond to EMA review to support
approval by Q1 2021
• Submit Safety of CpG manuscript
Advance HEPLISAV Medical Affairs
Plan
• Create policy plan to facilitate ACIP decision-making for universal adult hepatitis-B vaccination.
• Submit CEA manuscript.
• Approve at least two new ISRs
consistent in priority areas of interest.
• Engage and enlist three prioritized medical societies to recognize HEPLISAV-B.
Advance Vaccine Pipeline:
• Execute Pertussis development plan.
• Complete phase-1 enabling animal
studies for Pertussis
• FPI phase 1 Pertussis trial on track for Q1 2021 start (subject to animal study results).
• Enter into either one additional in-house development program, one external collaboration for 1018, or one strategic development partnership or acquisition.
• Support vaccine business development through scientific review of opportunities and engagement of key stakeholders.
Oncology
• Close out MEL-01.
• Complete I-SPY2 trial.
		Met all goals, and exceeded goals for the year, as follows: • Acted as a key technical contributor in coronavirus collaborations • Drove ongoing Kaiser study • Acted as key contributor in connection with our EU approval of HEPLISAV-B achieved on most aggressive timeline.	105%
After making these determinations regarding levels of corporate and individual performance achieved against the pre-established performance goals, the Compensation Committee (and the Board with respect to Mr. Spencer)

reviewed and approved the annual cash incentive payouts noted below. As noted above, for the NEOs other than Messrs. Spencer and Novack, the cash incentive payouts were based 80% on achievement of corporate goals and 20% on individual performance. Other than increases made in connection with the promotions of Messrs. Spencer and Novack, which were each effective January 1, 2020 and described above, there were no other changes to the NEOs’ target annual cash incentive percentages between 2019 and 2020.
2020 Actual Annual Cash Incentive Paid
	2020 Target Annual Cash Incentive		Achievement of Corporate Goals		Achievement of Individual Goals
Name	% of Base Salary	$(1)	% of Target Annual Cash Incentive	$(1)	% of Target Annual Cash Incentive	$(1)	Total(1)
Ryan Spencer(2)	60%	$309,000	111%	NA	NA	NA	$342,990
David F. Novack(2)	55%	$272,250	111%	NA	NA	NA	$302,198
Michael S. Ostrach(3)	50%	$232,199	111%	$206,192	105%	$48,762	$254,955
Robert Janssen, M.D.	50%	$233,465	111%	$207,316	105%	$49,028	$256,345
(1)	Amounts are rounded to nearest dollar.
(2)	Messrs. Spencer and Novack did not have separate individual goals, only corporate goals.
(3)
Notwithstanding the announcement of Mr. Ostrach’s planned retirement, Mr. Ostrach remained continuously employed with us through the determination date and was therefore eligible to receive his annual incentive award.

Long-Term Equity Incentive Awards
In making annual long-term equity incentive awards to our NEOs in early 2020, the Compensation Committee considered each NEO’s total options outstanding as of December 31, 2019, his performance during 2019, the potential amount that could be realized at different hypothetical stock prices upon exercise of those awards and each NEO’s percentage of ownership of the Company. The Compensation Committee also reviewed market and peer group data reference points (including the 10th, 25th, 50th, 60th, 75th and 90th percentiles of market and peer group data) with respect to an approximation of grant date fair value and shares as a percentage of total common shares outstanding. Additionally, the Compensation Committee considered the mix of stock options and RSUs granted in 2019. The Compensation Committee made final determinations based on its judgment in accordance with our pay-for-performance philosophy and the need to retain and motivate these highly experienced and essential members of our management team.
For 2020, the Compensation Committee (and the Board, with respect to Mr. Spencer) determined to grant each NEO’s annual long-term incentive compensation with a mix of time-based stock options and performance-based RSUs. The Compensation Committee’s determination to grant stock options and RSUs to each NEO in 2020 was partially based upon the Compensation Committee’s grant of both time-and performance-based stock options in 2019 as part of each NEO’s annual long-term incentive compensation. As a result, the Compensation Committee determined that a mix of time-based stock options and performance-based RSUs was most appropriate for 2020 grants.
In February 2020, the Compensation Committee approved annual equity grants for the NEOs in the form of stock options and performance-based RSUs, with stock options representing 75% of the aggregate target award value and performance-based RSUs representing the remaining 25% of the aggregate target award value. The time-based stock options vest over three years, with one-third of the shares vesting on February 1, 2021 and the remainder vesting in equal monthly installments thereafter, subject to the NEO’s continuous service with us through the vesting date.
The performance-based RSUs vest solely upon the Compensation Committee’s certification of achievement of performance goals relating to advancement of HEPLISAV-B. Our view is that these goals were appropriately difficult to achieve in the prescribed performance period and required the NEOs to stretch well beyond the Company’s natural trajectory to achieve them. The goals were:
•	Achieve HEPLISAV-B net sales target of a specified dollar amount in a quarter prior to the end of 2022 (75%); and
•	Support efforts with respect to a favorable ACIP policy recommendation for HEPLISAV-B prior to the end of 2022 (25%).

The table below describes the aggregate grant date fair value of these stock options and RSUs granted in fiscal year 2020. We made these grants based on share guidelines. To the extent the values in the table below appear lower than in prior years, that is a function of the stock price on the date of grant, rather than a reflection of the NEO’s perceived performance or value.
Name	Grant Date Fair Value of February 2020 Time-Based Stock Option Awards	Grant Date Fair Value of February 2020 Performance-Based RSU Awards
Ryan Spencer	$455,338	$206,451
David F. Novack	$523,742	$189,700
Michael S. Ostrach	$381,896	$135,500
Robert Janssen, M.D.	$381,896	$135,500
Other Executive Compensation Matters
Equity Compensation Policies
Our Compensation Committee approves equity awards for NEOs and authorizes the Chief Executive Officer to approve equity awards for all other employees based on approved pools for annual and new hire grants. Awards for senior vice president and above are approved either at a regularly-scheduled meeting of the Compensation Committee or by unanimous written consent. The effective date of the grant is generally the date of the meeting, or the date the last person executes the unanimous written consent.
The exercise price of stock options is not less than the closing price of our common stock on the Nasdaq Capital Market on the grant date of the stock option. We have no practice of timing grants of stock options or restricted stock awards to coordinate with the release of material non-public information, and we have not timed the release of material non-public information for purposes of affecting the value of the compensation awarded to our NEOs or any other employee.
We encourage our NEOs to hold a significant equity interest in our Company, but we have not set specific stock ownership guidelines.
Compensation Recovery Policy
Amounts paid and awards granted under our equity plans will be subject to recoupment in accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act and any applicable regulations under the Act, any clawback policy the Company adopts or as is required by applicable law. In addition, as a public company subject to the provisions of Section 304 of the Sarbanes-Oxley Act of 2002, if we are required as a result of misconduct to restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws, our chief executive officer and chief financial officer may be legally required to reimburse us for any bonus or other incentive-based or equity-based compensation they receive. In addition, we will comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act once the SEC final regulations on the subject become effective.
Compensation Risk Analysis
During fiscal 2020, our Compensation Committee reviewed our compensation policies as generally applicable to our employees in order to determine whether any such programs were likely to present a material risk to the Company. As part of its assessment, the Compensation Committee considered, among other things, the allocation of compensation among base salary and short- and long-term compensation, our approach to establishing Company-wide and individual financial, operational and other performance targets, and the nature of our key performance metrics. As a result of this review and analysis, the Compensation Committee’s determined that our policies and programs do not encourage excessive or inappropriate risk taking, and that the level of risk that they do encourage is not reasonably likely to have a material adverse effect on the Company.

Report of the Compensation Committee of the Board of Directors on Executive Compensation
In early 2021, the Compensation Committee discussed with management the Compensation Discussion and Analysis, contained in this proxy statement. Based on this review and discussion, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated into our Annual Report on Form 10-K for the fiscal year ended December 31, 2020.
The material in this report is not “soliciting material,” is furnished to, but not deemed “filed” with, the SEC and is not deemed to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, other than the Company’s Annual Report on Form 10-K, where it shall be deemed to be “furnished,” whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
Ms. Peggy V. Phillips, Chairperson
Mr. Natale Ricciardi
Dr. Daniel Kisner, M.D.

SUMMARY COMPENSATION TABLE
The following table sets forth all of the compensation awarded to, or earned by, our NEOs during the fiscal years ended December 31, 2020, 2019 and 2018.
Name and Principal Position	Year	Salary	Stock Awards(1)	Option Awards(2)	Non-Equity Incentive Compensation(3)	All Other Compensation(4)	Total
Ryan Spencer Chief Executive Officer and Director	2020	$515,000	$206,451	$455,338	$342,990	$2,000	$1,521,779
	2019	$391,212	$654,375	$1,957,520	$152,375	$2,000	$3,157,482
David F. Novack President and Chief Operating Officer	2020	$495,000	$189,700	$523,742	$302,198	$2,000	$1,512,640
	2019	$465,886	$272,220	$1,701,362	$229,382	$2,000	$2,670,850
	2018	$401,700	$—	$1,083,000	$210,892	$2,000	$1,697,592
Michael S. Ostrach Former Senior Vice President, Chief Financial Officer and Chief Business Officer	2020	$464,398	$135,500	$381,896	$254,955	$2,000	$1,238,749
	2019	$450,872	$230,340	$611,433	$209,665	$2,000	$1,504,310
	2018	$439,875	$—	$2,904,000	$216,639	$2,000	$3,562,514
Robert Janssen, M.D. Senior Vice President and Chief Medical Officer	2020	$466,930	$135,500	$381,896	$256,345	$2,000	$1,242,671
	2019	$453,330	$272,220	$722,602	$210,798	$2,000	$1,660,950
	2018	$438,000	$—	$1,083,000	$216,810	$2,000	$1,739,810
(1)
Represents the aggregate grant date fair value of RSUs granted in the fiscal year in accordance with ASC 718. See note 15 of our “Notes to Consolidated Financial Statements” in our annual report on Form 10-K filed with the SEC on February 25, 2021 for a discussion of assumptions we made in determining the compensation costs included in this column. With regard to awards with performance-based vesting, the grant date fair value assumes the highest level of achievement had been met. For further discussion of these performance-based RSUs, see the section entitled “Compensation Discussion and Analysis – 2020 Executive Compensation Decisions – Long-Term Equity Incentive Awards.”

(2)
Represents the aggregate grant date fair value of option awards granted in the fiscal year in accordance with ASC 718. See note 15 of our “Notes to Consolidated Financial Statements” in our annual report on Form 10-K filed with the SEC on February 25, 2021 for a discussion of assumptions we made in determining the compensation costs included in this column.

(3)
Represents the annual cash incentive bonuses earned pursuant to our annual cash incentive bonus plan for services rendered in the fiscal year. For further discussion see the section entitled “Compensation Discussion and Analysis – 2020 Executive Compensation Decisions – 2020 Annual Incentive Program – Structure, Goals and Payout Decision.”

(4)	Represents $2,000 401(k) matching contribution for each NEO made by the Company in the fiscal year.

GRANTS OF PLAN BASED AWARDS
The following table shows certain information regarding grants of plan-based awards to our NEOs during the fiscal year ended December 31, 2020.
Name	Grant Date	Date of Board or Compensation Committee Action to Grant Award	Estimated Future Payouts Under Non-Equity Incentive Plan Awards Target(1) ($)	Estimated Future Payouts Under Equity Incentive Plan Awards Target(2) (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of RSU and Option Awards(3) ($)
Ryan Spencer	—	—	$309,000	—	—	—	—	—
	2/13/2020	2/13/2020		—	—	130,000	$5.22	$455,338
	2/13/2020	2/13/2020		39,550	—	—	—	$206,451
David F. Novack	—	—	$272,250	—	—	—	—	—
	2/12/2020	2/12/2020		—	—	144,000	$5.42	$523,742
	2/12/2020	2/12/2020		35,000	—	—	—	$189,700
Michael S. Ostrach	—	—	$232,199	—	—	—	—	—
	2/12/2020	2/12/2020		—	—	105,000	$5.42	$381,896
	2/12/2020	2/12/2020		25,000	—	—	—	$135,500
Robert Janssen, M.D.	—	—	$233,465	—	—	—	—	—
	2/12/2020	2/12/2020		—	—	105,000	$5.42	$381,896
	2/12/2020	2/12/2020		25,000	—	—	—	$135,500
(1)
Represents the target cash incentive award in fiscal year 2020 as further described under “Compensation Discussion and Analysis – Elements of Executive Compensation”; our annual cash incentive program does not specify minimum or maximum levels.

(2)	Represents the number of PSUs granted in the fiscal year that are subject to performance-based vesting, as described in the “Compensation Discussion and Analysis.”
(3)
Represents the aggregate grant date fair value of options granted in fiscal year 2020 in accordance with ASC 718. See Note 15 of our “Notes to Consolidated Financial Statements” in our annual report on Form 10-K filed with the SEC on February 25, 2021 for a discussion of the assumptions we made in determining the compensation costs included in this column. With regard to awards with performance-based vesting, the grant date fair value assumes the highest level of achievement had been met, as reported in the “Summary Compensation Table.” For further discussion of these performance-based RSUs, see the section entitled “Compensation Discussion and Analysis – 2020 Executive Compensation Decisions – Long-Term Equity Incentive Awards.”

NARRATIVE DISCLOSURE TO SUMMARY COMPENSATION TABLE AND GRANTS OF PLAN BASED AWARDS TABLE
The material terms of NEO annual compensation and the explanations of the amounts of base salary, annual cash-based incentives, and equity-based awards in proportion to total compensation are described under “Compensation Discussion and Analysis” in this proxy statement. Our severance and change in control benefits are described under “Summary of Change in Control and Involuntary Termination Arrangements” in this proxy statement.
As discussed in the “Compensation Discussion and Analysis,” the fiscal year 2020 cash incentive amounts were paid pursuant to the annual cash incentive compensation program, based on the achievement of certain corporate and individual goals. Equity-based awards were granted in 2020 under our 2018 Plan and represent a mix of time-based and performance-based options, as described in the “Compensation Discussion and Analysis.”

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END
The following table shows certain information regarding outstanding equity awards for NEOs as of December 31, 2020.
		Option Awards						Stock Awards
Name		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Vesting Commencement Date	Option Expiration Date	Number of Shares or Units that Have Not Vested (#)	Market Value of Stock that Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares or Other Rights that Have Not Vested ($)
Ryan Spencer		4,500	—	—	$31.40	1/6/2011	1/5/2021
		4,500	—	—	$36.80	2/1/2012	1/31/2022
		2,000	—	—	$42.60	10/22/2012	10/21/2022
		5,250	—	—	$30.60	2/6/2013	2/5/2023
		3,500	—	—	$16.70	2/6/2014	2/5/2024
		9,500	—	—	$16.00	2/9/2015	2/8/2025
		2,000	—	—	$30.49	9/10/2015	9/9/2025
	(2)	52,888	3,112	—	$16.45	2/1/2018	1/31/2025
	(2)	25,000	25,000	—	$3.81	6/14/2019	6/13/2026
	(2)	133,332	266,668	—	$6.80	12/16/2019	12/15/2026
	(6)	—	—	—	—	—	—	41,666	$185,414
	(2)	—	130,000	—	$5.22	2/13/2020	2/12/2027
	(7)	—	—	—	—	—	—			39,550	$175,998
David F. Novack		30,000	—	—	$21.40	3/25/2013	3/24/2023
		22,000	—	—	$17.10	2/4/2014	2/3/2024
		75,000	—	—	$16.00	2/9/2015	2/8/2025
		64,000	—	—	$21.99	2/4/2016	2/3/2023
	(2)	75,555	4,445	—	$16.45	2/1/2018	1/31/2025
	(3)	18,000	—	—	$16.45	—	1/31/2025
	(2)	63,555	40,445	—	$10.47	2/22/2019	2/21/2026
	(2)	12,500	12,500	—	$3.81	6/14/2019	6/13/2026
	(2)	66,666	133,334	—	$6.80	12/16/2019	12/15/2026
	(2)	—	144,000	—	$5.42	2/12/2020	2/11/2027
	(5)	—	—	—	—	—	—			35,000	$155,750
Michael S. Ostrach		25,000	—	—	$31.40	1/6/2011	1/5/2021
		18,000	—	—	$34.80	1/31/2012	1/30/2022
		20,000	—	—	$30.80	2/5/2013	2/4/2023
		27,000	—	—	$17.10	2/4/2014	2/3/2024
		67,000	—	—	$16.00	2/9/2015	2/8/2025
		29,000	—	—	$28.45	8/27/2015	8/26/2025
		84,000	—	—	$21.99	2/4/2016	2/3/2023
	(2)	71,695	8,305	—	$16.45	2/1/2018	1/31/2025
	(3)	18,000	—	—	$16.45	—	1/31/2025
	(4)	75,000	75,000	—	$18.40	3/21/2018	3/20/2025
	(2)	53,778	34,222	—	$10.47	2/22/2019	2/21/2026
	(2)	—	105,000	—	$5.42	2/12/2020	2/11/2027
	(5)	—	—	—	—	—	—			25,000	$111,250
Robert Janssen, M.D.		2,250	—	—	$31.40	1/6/2011	1/5/2021
		2,500	—	—	$36.80	2/1/2012	1/31/2022
		15,000	—	—	$41.40	10/31/2012	10/30/2022
		18,000	—	—	$17.10	2/4/2014	2/3/2024
		56,000	—	—	$16.00	2/9/2015	2/8/2025
		80,000	—	—	$21.99	2/4/2016	2/3/2023
	(2)	75,555	4,445	—	$16.45	2/1/2018	1/31/2025
	(3)	18,000	—	—	$16.45	—	1/31/2025
	(2)	63,555	40,445	—	$10.47	2/22/2019	2/21/2026
	(2)	—	105,000	—	$5.42	2/12/2020	2/11/2027
	(5)	—	—	—	—	—	—			25,000	$111,250
(1)	Represents the aggregate fair value of RSUs based on the last closing price per share as of December 31, 2020 of $4.45.

(2)	Options vest at the rate of 1/3rd of the shares on the first anniversary of the vesting commencement date, with 1/36th of the total number of shares vesting each month thereafter.
(3)	Options fully vested upon achievement of performance goals.
(4)	Options vest 50% on March 21, 2020 and the remainder will vest on March 21, 2021.
(5)	This RSU was granted on February 12, 2020 and are subject to performance-based vesting.
(6)	This RSU was granted on February 22, 2019 prior to Mr. Spencer becoming an NEO. The RSU vests over three years with one-third vesting on each annual anniversary date.
(7)	This RSU was granted on February 13, 2020 and are subject to performance-based vesting.
OPTION EXERCISES AND STOCK VESTED
The following table provides information on stock awards that vested, including the number of shares acquired upon vesting and the value realized, determined as described below, for the named executive officers in the fiscal year ended December 31, 2020.
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Ryan Spencer	—	—	33,646	$89,498
David F. Novack	—	—	79,763	$323,517
Michael S. Ostrach	—	—	80,304	$213,609
Robert Janssen, M.D.	—	—	81,375	$216,458
(1)	The value realized on vesting is determined by multiplying the number of shares of stock by the market value of the underlying shares as reported by the Nasdaq Capital Market on the vesting date.
PENSION BENEFITS
None of the NEOs participates in or has an account balance under any pension or qualified or non-qualified defined benefit retirement plan sponsored by the Company.
NON -QUALIFIED DEFERRED COMPENSATION
None of the NEOs participates in or has an account balance under any non-qualified defined contribution plan or other non-qualified deferred compensation plan maintained by the Company.

POTENTIAL PAYMENTS UPON CHANGE IN CONTROL OR INVOLUNTARY TERMINATION
Summary of Change in Control and Involuntary Termination Arrangements.
To promote retention of certain key executives, our Board has authorized the Company to enter into MCSAs with each NEO. We refer to such agreements in effect as of December 31, 2020 as the “Management Agreements.” In order to be eligible to receive benefits under the Management Agreements, our NEOs and other officers must execute a general waiver and release of claims, and such release must become effective in accordance with its terms.
Change in Control.
NEOs do not receive an equity acceleration benefit in the event of a change in control (unless there is termination of employment without cause or for good reason) of the Company, as described below.
Qualifying Termination in Connection with a Change in Control.
Under the Management Agreements, if, on or during the two-year period following a change in control (as described below), the NEO’s employment is involuntarily terminated, the NEO will, subject to the execution of a release of claims, be entitled to receive:
•
a lump-sum cash payment equal to a specified number of months (21 months for Mr. Spencer, 18 months for Mr. Novack, and 15 months for our other NEOs) of the executive’s then-effective annual base salary;

•
a lump-sum cash payment equal to a specified percentage of the NEO’s target annual variable cash compensation (175% of such target for Mr. Spencer, 150% for Mr. Novack, and 125% of such target for our other NEOs) for the year of termination;

•
cash payments equal to the value of the applicable COBRA premiums for up to the same number of months as the NEO receives in base salary, payable in a single lump sum, as set forth in the first bullet (the “COBRA Payment”);

•	acceleration of vesting of all outstanding equity awards at the time of such termination; and
•
the extension of exercisability of all stock options to purchase the Company’s common stock for a period of 3 years following termination of employment (but in any event not beyond each option’s expiration date).

In accordance with his Restated Management Agreement defined below, in the event of an involuntary termination prior to March 31, 2021 following a change in control, Mr. Ostrach’s entitlement to COBRA Payment will increase from 15 to 18 months.
In addition, if any payments or benefits would constitute a “parachute payment” within the meaning of Section 280G of the Code and such payments would be subject to the excise tax imposed by Section 4999 of the Code, then such payments will either be (1) provided to the NEO in full or (2) reduced to such lesser amount that would result in no portion of such payments being subject to the excise tax, whichever amount after taking into account all applicable taxes, including the excise tax, would result in the NEO’s receipt, on an after-tax basis, of the greatest amount of such payments.
The Management Agreements generally define a change in control to mean the occurrence of a change in the majority ownership of the voting securities of the Company; a merger that results in change in the majority ownership of the voting securities of the Company; the sale of all or substantially all of the assets; or over a period of 12 months or less, when a majority of our Board becomes comprised of individuals who were not serving on our Board as of a specified date, or whose nomination, appointment, or election was not approved by a majority of the directors who were serving on our Board as of such specified date.

The table below outlines the potential payments and benefits payable to each NEO in the event such executive’s termination in connection with a Change in Control of the Company, assuming such event had occurred on December 31, 2020.
Name	Severance Payment	Continuation of Benefits	Value of Accelerated Stock Awards(1)	Total
Ryan Spencer	$1,442,000	$31,217	$377,411	$1,850,628
David F. Novack	$1,150,875	$41,356	$163,750	$1,355,981
Michael S. Ostrach	$870,746	$41,356	$111,250	$1,023,352
Robert Janssen, M.D.	$875,494	$27,597	$111,250	$1,014,341
(1)
Represents the value of accelerated vesting of equity awards if the event took place on December 31, 2020. The value for RSUs is calculated based on the closing price per share on December 31, 2020. The value for stock option awards is calculated based on the “spread” between the closing price per share on December 31, 2020 of $4.45 and the exercise price of the vested awards, to the extent such vested awards were “in the money.”

Involuntary Termination.
Under the terms of the Management Agreements, upon an “involuntary” termination without “cause” or, if applicable, upon a resignation for “good reason” (as defined below), the NEO will, subject to the execution of a release of claims, be entitled to receive:
•	a lump-sum cash payment equal to the specified number of months (ranging from 12 to 21) of the executive’s then-effective annual base salary;
•	the COBRA Payment; and
•
for Messrs. Spencer and Novack, the extension of exercisability of all vested stock options to purchase the Company’s common stock for a period of 18 months, and 15 months, respectively (and 12 months for all other NEOs) following termination of employment (but in any event not beyond each option’s expiration date).

For purposes of the Management Agreements, “cause” generally means (1) gross negligence or willful misconduct in the performance of duties to the Company, where such gross negligence or willful misconduct has resulted or is likely to result in substantial and material damage to the Company or its subsidiaries; (2) repeated unexplained or unjustified absence from the Company; (3) a material and willful violation of any federal or state law; (4) commission of any act of fraud with respect to the Company; or (5) conviction of a felony or a crime involving moral turpitude causing material harm to the standing and reputation of the Company, in each case as determined in good faith by the Board.
For purposes of the Management Agreements, “good reason” generally means the NEO’s voluntary termination following (1) a material reduction or change in job duties, responsibilities, and requirements inconsistent with the NEO’s position with the Company and his or her prior duties, responsibilities, and requirements, or a material change in the level of management to which the NEO reports; (2) any material reduction of base compensation (other than in connection with a general decrease in base salaries for most officers of the successor corporation); or (3) the refusal to relocate to a facility or location more than 35 miles from the Company’s current location. The NEO must provide 90 days’ notice of the event giving rise to good reason, give the Company 30 days’ to cure (if curable), and any resignation for good reason must occur within 180 days after the occurrence of the event giving rise to such resignation right.
In addition, in September 2020, the Company and Mr. Ostrach entered into an amended and restated management continuity and separation agreement (the “Restated Management Agreement”), which in addition to the above benefits, also provides that in the event of an involuntary termination prior to March 31, 2021 that does not occur in connection with a change in control, Mr. Ostrach will receive, in addition to a cash severance benefit equal to twelve months of his annual base salary, 100% of his bonus for 2020 (the “Actual Bonus”). Mr. Ostrach’s entitlement to COBRA Payment will increase from 12 to 18 months; and he will be eligible for an additional six months of vesting on all time-based stock options outstanding at the time of his Retirement.
In the event of Mr. Ostrach’s retirement on or after March 31, 2021 but no later than December 31, 2021 (“Retirement”): Mr. Ostrach will receive (i) 12 months of his annual base salary and (ii) the Actual Bonus. Mr. Ostrach will be entitled to 18 months of COBRA Payment. Mr. Ostrach will receive an additional six months of vesting on all time-based stock options outstanding at the time of his Retirement; and the exercise period for stock options held by Mr. Ostrach and that are outstanding and vested as of the date of Retirement will end upon the earlier of (i) the date on which the original term of such stock options would otherwise expire and (ii) 12 months following the date of his Retirement, unless the terms of the option agreement provide for a longer period.
The table below outlines the potential payments and benefits payable to each NEO in the event of such NEO’s involuntary termination not in connection with a change in control had occurred on December 31, 2020.
Name	Severance Payment	Continuation of Benefits	Value of Accelerated Stock Awards	Total
Ryan Spencer	$772,500	$26,757	$—	$799,257
David F. Novack	$618,750	$34,463	$—	$653,213
Michael S. Ostrach	$696,597	$41,356	$—	$737,953
Robert Janssen, M.D.	$466,930	$22,078	$—	$489,008

PAY RATIO DISCLOSURE
Under SEC rules, we are required periodically to calculate and disclose the annual total compensation of our median employee, as well as the ratio of the annual total compensation of our median employee as compared to the annual total compensation of our Chief Executive Officer (“CEO Pay Ratio”). To identify our median employee, we used the following methodology:
•	To determine our total population of employees, we included all full-time, part-time, and temporary employees as of December 31, 2020.
•
To identify our median employee from our employee population, we calculated the aggregate amount of each employee’s 2020 base salary (using a reasonable estimate of the hours worked and overtime actually paid during 2020 for hourly employees and actual salary paid for our remaining employees), the actual value of annual cash incentive awards earned in 2020, and the value of equity awards granted in 2020 using the same methodology we use for estimating the value of the equity awards granted to our named executive officers and reported in our Summary Compensation Table.

•	In making this determination, we annualized the compensation elements listed above of employees who were employed by us for less than the entire calendar year.
•	Compensation paid in foreign currencies was converted to U.S. dollars based on exchange rates in effect on December 31, 2020.
Using this approach, we determined our median employee. Once the median employee was identified, we then calculated the annual total compensation of this employee for 2020 in accordance with the requirements of the Summary Compensation Table.
For 2020, the median of the annual total compensation of our employees (other than our Chief Executive Officer) was $164,291 and the annual total compensation of our Chief Executive Officer, as reported in the Summary Compensation Table included in this Proxy Statement, was $1,521,779. Based on this information, the ratio of the annual total compensation of our Chief Executive Officer to the median of the annual total compensation of all employees was approximately 9-to-1.
The CEO Pay Ratio above represents our reasonable estimate calculated in a manner consistent with SEC rules and applicable guidance. SEC rules and guidance provide significant flexibility in how companies identify the median employee, and each company may use a different methodology and make different assumptions particular to that company. As a result, and as explained by the SEC when it adopted these rules, in considering the pay ratio disclosure, stockholders should keep in mind that the rule was not designed to facilitate comparisons of pay ratios among different companies, even companies within the same industry, but rather to allow stockholders to better understand and assess each particular company’s compensation practices and pay ratio disclosures.
Neither the Compensation Committee nor our management used our CEO Pay Ratio measure in making compensation decisions.

DIRECTOR COMPENSATION
NON-EMPLOYEE DIRECTOR COMPENSATION PHILOSOPHY
Our non-employee director compensation philosophy is based on the following guiding principles:
•	Aligning the long-term interests of stockholders and directors; and
•	Compensating directors appropriately and adequately for their time, effort and experience
The elements of director compensation consist of annual cash retainers and equity awards, as well as customary and usual expense reimbursement in attending Board and committee meetings. In an effort to align the long-term interests of our stockholders and non-employee directors, the mix of cash and equity compensation has historically been, and is currently, weighted more heavily to equity.
The Compensation Committee recommends non-employee director compensation to the Board, and the full Board reviews and approves or disapproves such compensation. When considering non-employee director compensation decisions, the Compensation Committee believes it is important to be informed as to current compensation practices of comparable publicly-held companies in the life sciences industry, especially to understand the demand and competitiveness for attracting and retaining an individual with each non-employee director’s specific expertise and experience. Thus, the Compensation Committee considers recommendations from Arnosti Consulting, Inc. based on an analysis of peer group Board compensation. Our compensation arrangements for our non-employee directors are set forth in our Non-Employee Director Compensation Policy (the “Director Compensation Policy”). The Director Compensation Policy outlines cash and equity compensation automatically payable to non-employee members of the Board, unless such non-employee director declines receipt of such cash or equity compensation by written notice to us. The Compensation Committee reviews our non-employee director compensation relative to industry practices every year, and last amended it in November of 2019. No changes were made to Director compensation in 2020.
Previously, our stockholders approved a limit on the amount of non-employee director compensation permitted under our 2018 Equity Incentive Plan. The aggregate value of all cash and equity-based compensation granted or paid by us to any individual for service as a non-employee director of the Board with respect to any fiscal year of the Company may not exceed (i) a total of $200,000 with respect to any such cash compensation and (ii) $800,000 in total value with respect to any such equity-based compensation (including awards granted under our 2018 Equity Incentive Plan and any other equity-based awards), calculating the value of any such awards based on the grant date fair value of such awards for financial reporting purposes. This limit was not intended to serve as an increase in the annual amount of non-employee director compensation; rather, this action was approved for the purpose of limiting the amount of compensation the Board can approve for non-employee directors each year.
CASH COMPENSATION ARRANGEMENTS
During 2020, each member of our Board who was not an employee or officer of the Company received the following cash compensation for Board services:
•	A $65,000 annual retainer for service as chairman of the Board or, alternatively, a $40,000 annual retainer for service as a member of the Board.
•	A $20,000 annual retainer for the Chair of the Audit Committee and a $10,000 annual retainer for each additional member of the Audit Committee.
•	A $15,000 annual retainer for the Chair of the Compensation Committee and a $7,000 annual retainer for each additional member of the Compensation Committee.
•	A $10,000 annual retainer for the Chair of the Nominating and Corporate Governance Committee and $5,000 annual retainer for each additional member of the Nominating and Corporate Governance Committee.
Cash compensation is paid on a quarterly basis, in advance, except that for new appointments to (whether to the Board or to a committee seat not previously held, the fees for that quarter are pro-rated based on the actual number of days served during such quarter. We also reimburse our non-employee directors for their reasonable expenses incurred in attending meetings of our Board and committees of our Board.

EQUITY AWARDS
During 2020, our compensation program for non-employee directors provided for the following equity compensation for Board services:
•
Each new director automatically received an initial equity award (“Initial Grant”) consisting of a non-qualified stock option to purchase 50,000 shares of our common stock upon the date each such person is elected or appointed to the Board.

•
On the date of each annual meeting of the Company’s stockholders, each non-employee director also automatically received a subsequent equity award (“Subsequent Grant”), consisting of a non-qualified stock option to purchase 25,000 shares of Dynavax common stock. However, the non-employee director’s first Subsequent Grant was reduced to –

○	75% of the Subsequent Grant, or 18,750 shares, if the service period from the non-employee director’s initial election date to the annual meeting was between 7 and 10 months;
○	50% of the Subsequent Grant, or 12,500 shares, if the service period from the non-employee director’s initial election date to the annual meeting was between 4 and 7 months; and
○	25% of the Subsequent Grant, or 6,250 shares, if the service period from the non-employee director’s initial election date to the annual meeting was between 1 and 4 months.
Each Initial Grant vests in equal annual installments over three years on the anniversary of the grant date. Each Subsequent Grant vests in full on the one-year anniversary of the grant date. The exercise price per share of each Initial Grant and Subsequent Grant is equal to the fair market value per share on the date of grant.
Our Board may approve additional cash and equity awards for our non-employee directors in its discretion.
DIRECTOR COMPENSATION TABLE
The following table shows for the fiscal year ended December 31, 2020, certain information with respect to the cash compensation of all non-employee directors of the Company:
Name	Fees Earned or Paid in Cash(1)	Option Awards(2)(3)	Total
Andrew A. F. Hack, M.D., Ph.D.	$85,000	$62,376	$147,376
Laura Brege(4)	$7,500	—	$7,500
Francis R. Cano, Ph.D.	$49,212	$83,168	$132,380
Dennis A Carson, M.D.(4)	—	—	—
Julia M. Eastland	$22,802	$393,570	$416,372
Daniel L. Kisner, M.D.	$57,000	$83,168	$140,168
Brent MacGregor	$20,234	$393,570	$413,804
Arnold L. Oronsky, Ph.D.	$36,016	$83,168	$119,184
Peter R. Paradiso	$10,769	$157,580	$168,349
Peggy V. Phillips	$65,000	$83,168	$148,168
Natale Ricciardi	$45,796	$83,168	$128,964
(1)	Consists of fees earned or paid in 2020 for Board and committee membership as described above.
(2)
Represents the aggregate grant date fair value of stock options granted in the fiscal year in accordance with ASC 718. See note 15 of our “Notes to Consolidated Financial Statements” in our annual report on Form 10-K filed with the SEC on February 25, 2021, for a discussion of assumptions we made in determining the compensation costs included in this column.

(3)
As of December 31, 2020, each non-employee director held stock options to purchase the following number of shares of our common stock. Dr. Hack held options to purchase 33,750 shares of our common stock. Dr. Cano held options to purchase 92,550 shares of our common stock. Ms. Eastland held options to purchase 50,000 shares of our common stock. Dr. Kisner held options to purchase 96,950 shares of our common stock. Mr. MacGregor held options to purchase 50,000 shares of our common stock. Dr. Oronsky held options to purchase 71,950 shares of our common stock. Mr. Paradiso held options to purchase 50,000 shares of our common stock. Ms. Phillips held options to purchase 96,950 shares of our common stock; and Mr. Ricciardi held options to purchase 82,750 shares of our common stock.

(4)	Ms. Brege and Dr. Carson left our Board in February 2020.

CORPORATE GOVERNANCE
CORPORATE GOVERNANCE GUIDELINES
In February 2016, our Board adopted Corporate Governance Guidelines that set forth key principles to guide the Board in its exercise of responsibilities and serve the interests of the Company and our stockholders. The Corporate Governance Guidelines were reviewed and updated by the Board in February 2018. Our Corporate Governance Guidelines can be found on the Corporate Governance page under the Investors and Media – Corporate Governance section of our website at www.dynavax.com. In addition, these guidelines are available in print to any stockholder who requests a copy. Please direct all requests to our Corporate Secretary, Dynavax Technologies Corporation, 2100 Powell Street, Suite 900, Emeryville, California 94608.
STOCKHOLDER OUTREACH AND ENGAGEMENT
Our Board of Directors and management team value the views of our stockholders and we proactively engage with our major stockholders on a regular basis throughout the year. In addition, we seek feedback from the governance teams of our largest institutional stockholders each year. We believe our outreach efforts help ensure that our stockholders are aware of our governance initiatives and provide us with valuable feedback in order to enhance our governance practices and disclosure to stockholders. We contacted the governance teams of our largest institutional stockholders in late 2020 and early 2021. The bulk of the stockholders, while appreciating the outreach, did not feel a need to talk at the time. We spoke with 100% of the stockholders that wanted to provide us with feedback at that time. During these discussions, which included an opportunity for detailed questions, our stockholders did not express concerns about our corporate governance program.
MAJORITY VOTE POLICY
Our Corporate Governance Guidelines include a provision whereby any nominee for director in an uncontested election would submit an offer of resignation for consideration by the Nominating and Corporate Governance Committee of the Board, if such nominee receives a greater number of “Withhold” votes than “For” votes. The Nominating and Corporate Governance Committee would then consider all of the relevant facts and circumstances and recommend to the Board the action to be taken with respect to such offer of resignation. Promptly following the Board’s decision, we would disclose that decision and an explanation of such decision in a filing with the SEC or a press release.
PLEDGING/HEDGING POLICY
We have a policy that prohibits our executive officers, directors and other members of management from engaging in short sales, transactions in put or call options, hedging transactions or other inherently speculative transactions with respect to our stock. No waivers of this policy were requested or provided during 2020.
INDEPENDENCE OF THE BOARD OF DIRECTORS
As required under the Nasdaq Stock Market, or Nasdaq listing standards, and our Corporate Governance Guidelines, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. In addition, applicable Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating committees be independent within the meaning of applicable Nasdaq rules. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act.
Consistent with these considerations, our Board undertook a review of the independence of each director and considered whether any director has a material relationship that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. After review of all relevant transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent registered public accounting firm, the Board has affirmatively determined that the following directors are independent directors within the meaning of the applicable Nasdaq listing standards: Ms. Eastland, Ms. Phillips, Mr. MacGregor and Mr. Ricciardi as well as Drs. Cano, Hack, Kisner and Paradiso. In making this determination, our Board considered certain relationships and transactions that occurred in the ordinary course of business between the Company and entities with which some of our directors are or have been affiliated, including, (i) in August 2019, the purchase by Bain Capital Life Sciences Fund, L.P. and BCIP

Life Sciences Associates, L.P. (together, “Bain Life Sciences”) of our securities in an underwritten public offering in the aggregate amount of approximately $35 million, and the affiliation of Dr. Hack with Bain Life Sciences as a managing director of Bain Capital life Sciences Investors, LLC, the general partner of Bain Life Sciences and (ii) in March 2020, the execution of a registration rights agreement and warrant exchange agreement with Bain Life Sciences, and lastly, on May 27, 2020, the entities Bain Capital Life Sciences Fund L.P. and its affiliate purchased an aggregate of 1,000,000 shares of Common Stock in an underwritten public offering at a price per share of $5.00 which is further described below under “Certain Transactions – Transactions With Related Persons.” We also considered Dr. Paradiso’s relationship to CEPI, as a member of its R&D Manufacturing Investment Committee, in light of the transaction entered into between the Company and CEPI in January of 2021, pursuant to which CEPI provided the Company, among other things, financing to manufacture our adjuvant, CpG 1018, in the form of a forgivable loan that we can and have drawn upon, and that CEPI partners will be able to buy CpG 1018 from us under certain prescribed terms as set forth in that same agreement. The Board determined that none of these transactions would impair Dr. Hack’s or Dr. Paradiso’s independence or interfere with the exercise of independent judgment in carrying out director responsibilities.
By virtue of his employment with the Company as Chief Executive Officer, Ryan Spencer is not an independent director.
BOARD LEADERSHIP STRUCTURE
Our Board is currently chaired on an interim-basis by Dr. Hack. The duties of the chairman include presiding over all meetings of the Board; preparing the agenda for Board meetings in consultation with the Chief Executive Officer and other members of our Board; calling and presiding over meetings of non-employee directors; and managing the Board’s process for annual evaluation of the Chief Executive Officer. Accordingly, the chairman has substantial ability to shape the work of our Board. Our Board currently believes that separation of the positions of chairman and Chief Executive Officer reinforces the independence of our Board in its oversight of our business and affairs. In addition, such separation helps create an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of our Board to monitor whether management’s actions are in the best interests of our Company and its stockholders.
Our Board also believes there may be advantages to having an independent chairman for matters such as communications and relations between our Board, the Chief Executive Officer and other senior management and in assisting our Board in reaching consensus on particular strategies and policies. Having a chairman separate from the Chief Executive Officer also allows the chairman to focus on assisting the Chief Executive Officer and other senior management in seeking and adopting successful business strategies and risk management policies and in making successful choices in management succession.
BOARD’S ROLE IN RISK OVERSIGHT
Risk assessment and oversight are an integral part of our governance and management processes. Our Board encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings, and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing the Company. For example, due to the public health concerns regarding the COVID-19 outbreak, our management required that all employees work from home, except for those who had to be in the office in order to complete their job function, and we assessed and made plans for potential supply chain risk and other potential impact on the business globally. We continue to monitor potential impact of the evolving COVID-19 situation on our business. Throughout the year, senior management reviews these risks with the Board at regular Board meetings as part of management presentations that focus on particular business functions, operations or strategies, and presents the steps taken by management to mitigate or eliminate such risks.
Our Board does not have a standing risk management committee but rather administers this oversight function directly through our Board as a whole as well as through various standing committees of our Board that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure generally. Our Audit Committee has the responsibility to oversee our major financial risk exposures and the steps our management has taken to monitor and control these exposures as well as oversight of our enterprise risk management program. The Audit Committee also monitors compliance with legal and regulatory requirements, oversees the performance of our internal audit function and approves or disapproves any related-persons transactions. Additionally, in January of 2021, our Audit Committee took responsibility for overseeing and assessing risk exposure relating to our healthcare compliance program pertaining to healthcare laws, regulations and industry standards applicable to pharmaceutical companies, a role that was previously administered by our full Board. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines and manages the process for annual director self-assessment and evaluation of the Board. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.
MEETINGS OF THE BOARD OF DIRECTORS
Our Board met 10 times during fiscal year 2020. All Board members other than Arnie Oronsky attended at least 75% or more of the aggregate of the meetings of the Board and of the committees on which the member served held during the period of service as a director or committee member. Dr. Oronsky passed away in November of 2020.
COMMITTEES OF THE BOARD OF DIRECTORS
Our Board has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following table provides membership and meeting information for fiscal year 2020 for each of the Board committees:
Name	Audit	Compensation	Nominating
Andrew A. F. Hack, M.D., Ph.D.(1)	X*	X*
Laura Brege(1)	X*
Dennis A. Carson, M.D.
Julie Eastland(1)	X
Arnold L. Oronsky, Ph.D.(1)	X
Brent MacGregor(2)	X
Daniel L. Kisner, M.D.		X	X*
Francis R. Cano, Ph.D.(3)		X	X
Natale Ricciardi(2)(3)	X	X
Peggy V. Phillips	X	X*
Total Members	3	3	3
Total Meetings	4	8	8
*	Committee Chairperson
(1)
Ms. Brege served as chairperson of our Audit Committee until February 2020 when she left our Board, and Dr. Hack became chairperson. Dr. Oronsky served on our Audit Committee until August of 2020 at which time Ms. Eastland was appointed to the Audit Committee and Dr. Oronsky rotated off.

(2)	Mr. MacGregor was appointed to our Nominating and Corporate Governance Committee in August 2020 at which time Mr. Ricciardi rotated off.
(3)	Mr. Ricciardi was appointed to our Compensation Committee in August 2020 at which time Dr. Cano rotated off.
Below is a description of each committee of our Board. Each of the committees has authority to engage legal counsel or other experts or consultants as it deems appropriate to carry out its responsibilities. Our Board has determined that each member of each committee meets the applicable Nasdaq listing standards and related rules and regulations regarding “independence” and that each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.
Audit Committee
The Audit Committee for 2020 was initially comprised of four directors: Ms. Brege (Chairperson), Dr. Hack, Dr. Oronsky and Ms. Phillips. Following Ms. Brege’s resignation from the Board in February 2020, Dr. Hack became the Chairperson of the Audit Committee. In August 2020, in connection with her appointment to the Board, Ms. Eastland replaced Dr. Oronsky on the committee. In March 2021, Ms. Eastland became

Chairperson of the committee and Dr. Hack remained a member. In addition to determining that all members of the Audit Committee are independent (as independence is currently defined in Rule 5605(c)(2)(A)(i) and (ii) of the Nasdaq listing standards), the Board determined that each of Ms. Eastland and Dr. Hack qualified as an “audit committee financial expert,” as defined in applicable SEC rules. The Board made a qualitative assessment of Dr. Hack’s level of knowledge and experience based on a number of factors, including his formal education and experience as a chief financial officer. The Audit Committee was established by the Board in accordance with Section 3(a)(58)(A) of the Exchange Act to oversee the Company’s corporate accounting and financial reporting processes and audits of its financial statements. The Audit Committee operates under a written charter that is available on the Company’s website at http://investors.dynavax.com/corporate-governance.
Among other things, the charter specifically requires our Audit Committee to:
•	review and monitor the policies and procedures adopted by the Company to fulfill its responsibilities regarding the fair and accurate presentation of the Company’s financial statements;
•	appoint, compensate, and oversee the work of the Company’s independent registered public accounting firm;
•	approve and monitor all audit and non-audit services performed by the Company’s independent registered public accounting firm;
•	investigate, review and report the propriety and ethical implications of any transactions between the Company and any related persons;
•	consult and discuss with management and the independent registered public accounting firm regarding the effectiveness of the Company’s internal controls over financial reporting;
•
establish procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

•	oversee the Company’s healthcare compliance program;
•	review and evaluate the Company’s accounting principles and systems of internal controls; and
•
review and discuss the disclosure of the Company’s annual audited financial statements and quarterly financial statements, including reviewing the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Management is responsible for the financial reporting process, including the system of internal controls and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. Ernst & Young, the Company’s independent registered public accounting firm, is responsible for auditing or reviewing those financial statements. The Audit Committee monitors and reviews these processes.
Report of the Audit Committee of the Board of Directors
During 2020, the Audit Committee met on four occasions. During these meetings the Audit Committee met with Ernst & Young, without the presence of the Company’s management. During the course of these meetings, we:
•
discussed with management and Ernst & Young management’s continued testing and evaluation of its system of internal control over financial reporting. We also reviewed Ernst & Young’s Report of Independent Registered Public Accounting Firm included in the Annual Report on Form 10-K, or Annual Report, related to its audit of the effectiveness of the Company’s internal control over financial reporting;

•
reviewed and discussed with management and Ernst & Young the annual audited financial statements before filing the Annual Report with the SEC, addressing the acceptability of the Company’s accounting principles and such other matters as applicable auditing standards require us to discuss; the

Audit Committee has discussed with Ernst & Young the matters required to be discussed by the Public Company Accounting Oversight Board and the SEC and recommended to the Board that the financial statements should be included in the Annual Report;
•
reviewed and discussed with management and Ernst & Young the Company’s quarterly unaudited financial statements before the issuance of its quarterly financial results press releases and the filing of its Quarterly Reports on Form 10-Q with the SEC;

•	discussed with management and Ernst & Young significant financial reporting matters, including liquidity and capital requirements, and the accounting for significant transactions;
•	appointed and oversaw the work and compensation of Ernst & Young, including the review of engagement agreement terms;
•
reviewed and provided guidance with respect to the external audit and the Company’s relationship with Ernst & Young by (1) reviewing Ernst & Young’s proposed audit scope, approach, compensation and independence; (2) obtaining written statements and disclosures from Ernst & Young regarding relationships and services with the Company which may impact independence as required by applicable requirements of the PCAOB regarding the accounting firm’s independence; (3) discussing with Ernst & Young the financial statements and audit findings, including any significant adjustments, management judgments and accounting estimates, significant new accounting policies and whether there were disagreements with management; and (4) obtaining assurance from Ernst & Young that the requirements of Section 10A of the Exchange Act have been met; and

•	reviewed, in conjunction with the Company’s legal counsel, all legal matters that could have a significant impact on the Company’s financial statements or compliance policies.
Based on our reviews and discussions as described above, and based on the report of Ernst & Young, we recommended to the Board, and the Board approved, that the audited financial statements be included in the Company’s Annual Report for the year ended December 31, 2020, filed with the SEC. We also approved, subject to stockholder ratification, the selection of Ernst & Young as the Company’s independent registered public accounting firm for 2021. In making this recommendation, we considered whether Ernst & Young’s provision of services other than audit services is compatible with maintaining independence of our independent registered public accounting firm. Although we have the sole authority to appoint the independent registered public accounting firm, we continued the long-standing practice of recommending that the Board ask the stockholders at their Annual Meeting to ratify the appointment of Ernst & Young as the Company’s independent registered public accounting firm.
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
Ms. Julie Eastland (Chairperson)
Andrew A. F. Hack, M.D., Ph.D.
Ms. Peggy V. Phillips
Compensation Committee
For 2020, Our Compensation Committee was initially composed of three directors: Ms. Phillips (Chairperson) and Drs. Kisner and Cano. In August 2020, Mr. Ricciardi was appointed to the Compensation Committee, replacing Dr. Cano. All members of the Compensation Committee are independent as required by Nasdaq Rule 5605(d) (as independence is currently defined in Rule 5605(a)(2) of the Nasdaq listing standards), are “outside directors” for purposes of Section 162(m) of the Code and are “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act.

During 2020, the Compensation Committee held eight meetings. The Compensation Committee acts on behalf of the Board to review, recommend for adoption, and oversee the Company’s compensation strategy, policies, plans and programs. The Compensation Committee operates under a written charter that is available on the Company’s website at http://investors.dynavax.com/corporate-governance. Among other things, the charter specifically requires our Compensation Committee to:
•
Annually review and approve the Company’s corporate goals and objectives relevant to Chief Executive Officer compensation, evaluate the Chief Executive Officer’s performance in light of such goals and objectives, and recommend to the Board the Chief Executive Officer’s compensation level based on this evaluation. In determining the long-term incentive component of the Chief Executive Officer’s compensation, the Compensation Committee will consider the Company’s performance and relative stockholder return, the value of similar incentive awards to Chief Executive Officers at comparable companies, and the awards given to the Company’s Chief Executive Officer in past years;

•	annually review and make recommendations to the Board with respect to incentive compensation plans and equity-based plans;
•	annually review Director compensation and make recommendation to the Board;
•
administer the Company’s incentive-compensation plans and equity-based plans as in effect and as adopted from time to time by the Board provided that the Board shall retain the authority to interpret such plans;

•
annually review and approve for the Company’s executive officers as defined in Rule 16a-1(f) of the Exchange Act: i) annual base salary levels; ii) annual incentive compensation levels; iii) long-term incentive compensation levels; and iv) employment agreements, severance agreements, change of control agreements/provisions and any other compensatory arrangements, in each case as, when and if appropriate;

•	make regular reports to the Board; and
•
perform such other functions and have such other powers consistent with the Compensation Committee Charter, the Company’s Bylaws and governing laws as the Compensation Committee or the Board may deem appropriate.

Under its charter, our Compensation Committee may form, and delegate authority to, subcommittees, as appropriate. Our Compensation Committee has authorized and delegated authority to our Chief Executive Officer to grant stock options to employees and consultants who are not officers of the Company from pre-approved pools and in accordance with guidelines designated for new hire and annual grants. The purpose of this delegation is to enhance the flexibility of option administration within the Company and to facilitate the timely grant of options to non-executive employees, particularly new employees, within specified limits and values approved by our Compensation Committee.
Compensation Committee Interlocks and Insider Participation
During the fiscal year ended December 31, 2020, none of the members of our Compensation Committee at any time has been one of our officers or employees or an officer or employee of one of our subsidiaries at any time during the fiscal year ended December 31, 2020. None of our executive officers currently serve, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers on our Board or Compensation Committee.
Nominating and Corporate Governance Committee
For 2020, our Nominating and Corporate Governance Committee was initially composed of three directors: Drs. Kisner (Chairperson) and Cano, and Mr. Ricciardi. In August 2020, Mr. MacGregor was appointed to the Nominating and Corporate Governance Committee, replacing Mr. Ricciardi. All members of the Nominating and Corporate Governance Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the Nasdaq listing standards). The Nominating and Corporate Governance Committee is responsible for identifying, reviewing and evaluating candidates to serve as directors of the Company (consistent with criteria approved by the Board), reviewing and evaluating incumbent directors and identifying with the Chief Executive Officer candidates for appointment or election to the Board.

In identifying potential director candidates, the Nominating and Corporate Governance Committee considers Board candidates through a variety of methods and sources. These include suggestions from current Board members, senior management, stockholders, professional search firms and other sources. At this time, the Nominating and Corporate Governance Committee does not have a policy with regard to the consideration of director candidates recommended by stockholders. While the Nominating and Corporate Governance Committee does not have such a formal policy, it will consider such a recommendation, as reflected by its decision to recommend Mr. Ricciardi to the Board following a stockholder recommendation. Our Board believes that it is appropriate that the Nominating and Corporate Governance Committee does not have such a policy because the Nominating and Corporate Governance Committee reviews all candidates in the same manner regardless of the source of the recommendation. In the case of a new director candidate, the Nominating and Corporate Governance Committee also determines whether the nominee is independent based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. Among the qualifications to be considered in the selection of candidates are broad experience in business, finance or administration, familiarity with the Company’s industry, and prominence and reputation. Since prominence and reputation in a particular profession or field of endeavor are what bring most persons to the Board’s attention, there is further consideration of whether the individual has the time available to devote to the work of the Board and one or more of its committees. In addition, our Nominating and Corporate Governance Committee will consider whether the candidate assists in achieving a mix of members that represents a diversity of backgrounds and experience, including with respect to age, gender, international background, race and specialized experience. Each year, our Nominating and Corporate Governance Committee reviews its Board membership criteria and assesses the composition of the Board against the criteria.
The members of the Nominating and Corporate Governance Committee informally discussed committee business a number of times during the year and the Nominating and Corporate Governance Committee held eight formal meetings during 2020. The Nominating and Corporate Governance Committee has adopted a written charter that is available to stockholders on the Company’s website at http://investors.dynavax.com/corporate-governance.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS
Stockholders may communicate with our Board by directing comments, concerns, and questions to the Corporate Secretary at Dynavax Technologies Corporation, 2100 Powell Street, Suite 900, Emeryville, California 94608. Communications will be distributed to the Board, or to any individual directors as appropriate, depending on the facts and circumstances outlined in the communication. In that regard, our Board has requested that certain items that are unrelated to the duties and responsibilities of the Board be filtered, including product complaints or inquiries, new product suggestions, résumés and other forms of job inquiries, surveys, or business solicitations or advertisements. In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will be excluded, with the provision that any communication that is filtered out must be made available to any non-employee director upon request. Stockholders may also communicate with our Board as a group through our website at https://investors.dynavax.com/corporate-governance/contact-the-board. All communications directed to the Audit Committee in accordance with our whistleblower policy that relate to questionable accounting or auditing matters involving the Company will be promptly and directly forwarded to the chairperson of the Audit Committee. Every effort has been made to ensure that the views of stockholders are heard by the Board or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner.

CERTAIN TRANSACTIONS
Except as described below, since January 1, 2020, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which the Company was or is to be a party in which the amount involved exceeds $120,000 and in which any current director, executive officer, holder of more than 5% of our common stock or any immediate family member of any of the foregoing persons had or will have a direct or indirect material interest other than compensation arrangements, described under the sections entitled “Executive Compensation” and “ Director Compensation,” and with respect to the indemnification agreements described below.
Related Persons Transactions and Indemnification
Policies and Procedures for Related Person Transactions
Our Audit Committee is responsible for reviewing and approving all related party transactions, which would include a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we and any “related person” are participants involving an amount that exceeds $120,000, not including transactions involving compensation for services provided to Dynavax as an employee, director, consultant or similar capacity by a related person. Related parties include any of our directors or executive officers, certain of our stockholders and their immediate family members. This obligation is set forth in writing in the Audit Committee charter. A copy of the Audit Committee charter is available on the Company’s website at http://investors.dynavax.com/corporate-governance.
Where a transaction has been identified as a related-person transaction, management would present information regarding the proposed related-person transaction to the Audit Committee (or, where Audit Committee approval would be inappropriate, to another independent body of the Board) for consideration and approval or ratification. The presentation would include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to Dynavax of the transaction and whether any alternative transactions were available. To identify related-person transactions in advance, the Audit Committee relies on information supplied by our executive officers and directors. In considering related-person transactions, the Audit Committee takes into account the relevant available facts and circumstances including, but not limited to (a) the risks, costs and benefits to Dynavax, (b) the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated, (c) the terms of the transaction, (d) the availability of other sources for comparable services or products and (e) the terms available to or from, as the case may be, unrelated third parties or to or from employees generally. In the event a director has an interest in the proposed transaction, the director must recuse himself or herself from the deliberations and approval. In determining whether to approve, ratify or reject a related-person transaction, the Audit Committee considers, in light of known circumstances, whether the transaction is, or is not, consistent with the best interests of Dynavax and our stockholders, as the Audit Committee determines in the good faith exercise of its discretion.
Transactions With Related Persons
On May 27, 2020, the entities Bain Capital Life Sciences Fund L.P. and its affiliate purchased an aggregate of 1,000,000 shares of Common Stock in an underwritten public offering at a price per share of $5.00. Bain Capital Life Sciences Fund L.P. purchased 907,145 of such shares for cash consideration of $4,535,725 and BCIP Life Sciences purchased 92,855 of such shares for cash consideration of $464,275. Bain Capital Life Sciences Investors, LLC is the general partner of Bain Life Sciences. Andrew A. F. Hack, M.D., Ph.D., a managing director of Bain Capital Life Sciences Investors, LLC, is on our Board.
On March 11, 2020, we entered into a registration rights agreement with Bain Life Sciences, pursuant to which we agreed, subject to certain exceptions, to register all of the shares of our common stock and Series B convertible preferred stock, and warrants to purchase shares of our common stock, held by Bain Life Sciences as of the date of the registration rights agreement. We have agreed to provide Bain Life Sciences with customary indemnification in in connection with the registration and sale of Bain Life Sciences’ securities pursuant to the registration rights agreement.
On March 11, 2020, we also entered into a warrant exchange agreement with Bain Life Sciences pursuant to which we agreed that we would, upon future notice from Bain Life Sciences (and subject to certain other conditions), exchange all or a portion of the common stock warrants held by Bain Life Sciences for warrants to purchase a new Series C convertible preferred stock. Such preferred warrants would be exercisable for a number of shares of Series C convertible preferred stock equal to (x) the number of shares of common stock for which the outstanding common warrants then remain exercisable, divided by (y) 1,000. In connection with such exchange, if any, we would be obligated to file a certificate of designation to specify the powers, preferences, rights, qualifications, limitations and restrictions of the Series C convertible preferred stock. The Series C certificate of designation will provide that each share of Series C convertible preferred stock would be convertible into 1,000 shares of common stock, with a conversion price of $4.50, and would be on parity with, and would otherwise have substantially identical rights to, our Series B convertible preferred stock. Our obligations under the warrant exchange agreement also include the execution of a registration rights agreement, upon request of Bain Life Sciences, concurrent with the warrant exchange, if any, pursuant to which we would register the exchange securities in a manner substantially similar to the registration rights agreement described above.
Indemnity Agreements
We have entered into indemnity agreements with some of our officers and directors so that they will be free from undue concern about personal liability in connection with their service to the Company. The indemnity agreements provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of the Company, and otherwise to the fullest extent permitted under Delaware law.
DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater-than-ten-percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.
To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2020, all Section 16(a) filing requirements applicable to its officers, directors and greater-than-ten-percent beneficial owners were in compliance, other than one report on Form 4 that was filed late by Brent MacGregor, one of our directors, covering one transaction which was required to report the receipt of an equity award, due July 19, 2020, but filed July 22, 2020.
CODE OF BUSINESS CONDUCT AND ETHICS
We have adopted the Dynavax Code of Business Conduct and Ethics that applies to all officers, directors and employees. Our Code of Business Conduct and Ethics is available on our website at http://investors.dynavax.com/corporate-governance and upon written request. We will provide a written copy of the Dynavax Code of Business Conduct and Ethics to anyone without charge, upon request written to Dynavax Technologies Corporation, Attention: Corporate Secretary, 2100 Powell Street, Suite 900, Emeryville, California 94608, or contact Dynavax’s Corporate Secretary at (510) 848-5100. If we make any substantive amendments to or grant any waiver from a provision of the Code of Business Conduct and Ethics to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website. There have been no waivers under the Code of Business Conduct and Ethics as of the date of filing of this proxy statement.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding the ownership of the Company’s common stock as of January 31, 2021 by: (i) each director and nominee for director; (ii) the NEOs; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its common stock.
Name and Address of Beneficial Holder	Number of Shares(2)	Percent of Shares Beneficially Owned(3)
5% Stockholders
Federated Hermes, Inc.(4)	12,521,800	11.31%
State Street Corporation(5)	10,887,296	9.88%
Bain Capital Life Sciences Fund, L.P.(6)	10,895,773	9.99%
BlackRock, Inc.(7)	8,188,156	7.40%
Chicago Capital LLC(8)	5,782,610	5.25%
NEOs and Directors(1)
Ryan Spencer(9)	404,417	*
David F. Novack(10)	650,203	*
Michael S. Ostrach(11)	709,194	*
Kelly MacDonald	—	*
Robert Janssen, M.D.(12)	508,278	*
Francis R. Cano, Ph.D.(13)	88,384	*
Julia M. Eastland	—	*
Andrew A. F. Hack, M.D., Ph.D.(14)	10,895,773	9.99%
Daniel L. Kisner, M.D.(15)	73,450	*
Brent MacGregor	—	*
Peter R. Paradiso(16)	3,000	*
Peggy V. Phillips(17)	106,584	*
Natale Ricciardi(18)	57,750	*
All executive officers and directors as a group (13 persons)(19)	13,497,033	11.77%
**	Less than one percent.
(1)	The address of each of the NEOs and directors is c/o Dynavax Technologies Corporation, 2100 Powell Street, Suite 900, Emeryville, California 94608.
(2)
To our knowledge, except as set forth in the footnotes to this table, and subject to applicable community property laws, each person named in this table has sole voting and investment power with respect to the shares set forth opposite such person’s name.

(3)
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to the securities. Shares of our common stock subject to options currently exercisable or that will become exercisable within 60 days after January 31, 2021, are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any other person. Applicable percentages are based on 110,189,859 shares of our common stock outstanding as of January 31, 2021, adjusted as required by the rules of the SEC.

(4)
This information is based solely on Schedule 13G/A filed by Federated Hermes, Inc. on February 12, 2021, with the SEC. Federated Hermes, Inc. beneficially owns 12,521,800 shares and has sole dispositive or sole voting power. The address of the principal business and office of Federated Hermes, Inc. is, 1001 Liberty Avenue, Pittsburgh, PA 15222-3779. The Schedule 13G/A provides information only as of December 31, 2020 and consequently, the beneficial ownership of the above-mentioned reporting person may have changed between December 31, 2020 and January 31, 2021.

(5)
This information is based solely on a Schedule 13G filed by State Street Corporation on February 11, 2021, with the SEC. State Street Corp. beneficially owns 10,887,296 shares and has no sole dispositive or sole voting power. The address of the principal business and office of State Street Corp. is, One Lincoln Street, Boston, MA 02111. The Schedule 13G provides information only as of December 31, 2020, and, consequently, the beneficial ownership of the above-mentioned reporting person may have changed between December 31, 2020 and January 31, 2021.

(6)
This information is based primarily on Schedule 13D/A filed by Bain Capital Life Sciences Fund, L.P. on May 28, 2020, with the SEC. Bain Capital Life Sciences Fund L.P. holds 7,733,411 shares of common stock, 3,756 shares of Series B preferred stock and warrants to purchase 2,645,566 shares of common stock. BCIP Life Sciences Associates, LP holds 791,589 shares of common stock, 384 shares of Series B preferred stock and warrants to purchase 270,684 shares of common stock. Also includes 5,000 options held by Dr. Hack for the benefit of Bain Capital Life Sciences Fund, L.P. As a result of the Beneficial Ownership Blocker, beneficial ownership is capped at 9.99% of the outstanding common stock of the issuer. The address of the principal business and office of Bain Capital Life Sciences Fund, L.P. is, 200 Clarendon Street, Boston, MA 02116. The Schedule 13G provides information only as of May 27, 2020.

(7)
This information is based solely on Schedule 13G/A filed by BlackRock, Inc. on January 29, 2021 with the SEC. BlackRock, Inc. beneficially owns and has sole dispositive power over 8,188,156 shares of common stock, of which 7,975,325 shares are held with sole voting power. The address of the principal business and office of BlackRock, Inc. is, 55 East 52nd Street, New York, NY 10055. The Schedule 13G provides information only as of December 31, 2020 and consequently, the beneficial ownership of the above-mentioned reporting person may have changed between December 31, 2020 and January 31, 2021.

(8)
This information is based solely on Schedule 13G filed by Chicago Capital LLC on February 23, 2021, with the SEC. Chicago Capital LLC beneficially owns 5,782,610 shares and has sole dispositive or sole voting power. The address of the principal business and office of Chicago Capital LLC is, 135 South LaSalle Street, Suite 3450, Chicago, IL 60603. The Schedule 13G provides information only as of December 31, 2020 and consequently, the beneficial ownership of the above-mentioned reporting person may have changed between December 31, 2020 and January 31, 2021.

(9)
Consists of 58,059 shares of common stock owned directly by Mr. Spencer, restricted stock awards to be converted into 20,833 shares of common stock within 60 days of January 31, 2021 and options to purchase 325,525 shares of common stock exercisable within 60 days of January 31, 2021.

(10)
Consists of 134,899 shares of common stock owned directly by Mr. Novack, warrants to purchase 4,167 shares of common stock and options to purchase 511,137 shares of common stock exercisable within 60 days of January 31, 2021.

(11)	Consists of 117,167 shares of common stock owned directly by Mr. Ostrach and options to purchase 592,027 shares of common stock exercisable within 60 days of January 31, 2021.
(12)	Consists of 128,640 shares of common stock owned directly by Dr. Janssen and options to purchase 379,638 shares of common stock exercisable within 60 days of January 31, 2021.
(13)
Consists of 16,667 shares of common stock owned directly by Dr. Cano, warrants to purchase 4,167 shares of common stock and options to purchase 67,550 shares of common stock exercisable within 60 days of January 31, 2021.

(14)
This information is based primarily on Schedule 13D/A filed by Bain Capital Life Sciences Fund, L.P. on May 28, 2020, with the SEC. Bain Capital Life Sciences Fund L.P. holds 7,733,411 shares of common stock, 3,756 shares of Series B preferred stock and warrants to purchase 2,645,566 shares of common stock. BCIP Life Sciences Associates, LP holds 791,589 shares of common stock, 384 shares of Series B preferred stock and warrants to purchase 270,684 shares of common stock. Also includes 5,000 options held by Dr. Hack for the benefit of Bain Capital Life Sciences Fund, L.P. As a result of the Beneficial Ownership Blocker, beneficial ownership is capped at 9.99% of the outstanding common stock of the issuer. Bain Capital Life Sciences Investors, LLC (“BCLSI”) is the ultimate general partner of BCLS and governs the investment strategy and decision making process with respect to investments held by BCIPLS. Dr. Hack is a Managing Director of BCLSI. By virtue of these relationships, Dr. Hack may be deemed to share voting and dispositive power with respect to shares of common stock held by the Bain Life Sciences Entities. Dr. Hack disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein.

(15)	Consists of 1,500 shares of common stock owned directly by Dr. Kisner and options to purchase 71,950 shares of common stock exercisable within 60 days of January 31, 2021.
(16)	Consists of 3,000 shares of common stock owned directly by Mr. Paradiso.
(17)
Consists of 30,468 shares of common stock owned directly by Ms. Phillips, warrants to purchase 4,166 shares of common stock and options to purchase 71,950 shares of common stock exercisable within 60 days of January 31, 2021.

(18)	Consists of options to purchase 57,750 shares of common stock exercisable within 60 days of January 31, 2021.
(19)
Total number of shares includes common stock, Series B preferred stock and warrants to purchase common stock, in aggregate, held as of January 31, 2021, by our executive officers and directors and entities affiliated with such executive officers and directors. Also includes restricted stock awards to be converted into 20,833 shares of common stock within 60 days of January 31, 2021 and options to purchase 2,082,527 shares of common stock exercisable within 60 days of January 31, 2021.

PERFORMANCE GRAPH
The chart below compares total stockholder return on an investment of $100 in cash on December 31, 2015, for: our common stock, the Nasdaq Stock Market (U.S. companies), and the Nasdaq Pharmaceutical Preparation Index. All values assume reinvestment of the full amount of all dividends.
Note: Dynavax management cautions that the stock price performance shown in the graph below should not be considered indicative of potential future stock price performance.

COMPARISON OF 5 -YEAR CUMULATIVE TOTAL RETURN
AMONG DYNAVAX TECHNOLOGIES, NASDAQ MARKET INDEX, AND SIC CODE INDEX
$450
$400
$350
$300
$250
$200
$150
$100
$50
$0
12/31/2015
12/31/2016
12/31/2017
12/31/2018
12/31/2019
12/31/2020
DYNAVAX TECHNOLOGIES CORPORATION
NASDAQ U.S.
NASDAQ Pharmaceutical
ASSUMES $100 INVESTED ON DECEMBER 31, 2015
ASSUMES DIVIDENDS REINVESTED
FISCAL YEAR ENDING DECEMBER 31, 2020

This Section is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of Dynavax Technologies Corporation under the Securities Act, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other annual meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other annual meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are Dynavax stockholders will be “householding” the Company’s proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or Dynavax. Direct your written request to Dynavax Technologies Corporation, Attention: Corporate Secretary, 2100 Powell Street, Suite 900, Emeryville, California 94608, or contact Dynavax’s Corporate Secretary at (510) 848-5100. Stockholders who currently receive multiple copies of the Annual Meeting materials at their addresses and would like to request “householding” of their communications should contact their brokers.
OTHER MATTERS
The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.
By Order of the Board of Directors

Kelly MacDonald Chief Financial Officer
April 16, 2021
A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, is available without charge upon written request to: Dynavax Technologies Corporation, Attention: Corporate Secretary, 2100 Powell Street, Suite 900, Emeryville, California 94608.

Appendix A

Amended and Restated 2014 ESPP
DYNAVAX TECHNOLOGIES CORPORATION
2014 EMPLOYEE STOCK PURCHASE PLAN
ADOPTED BY THE BOARD OF DIRECTORS: APRIL 10, 2014
APPROVED BY THE STOCKHOLDERS: MAY 28, 2014
AMENDED AND RESTATED BY THE BOARD OF DIRECTORS: APRIL 22, 2016
APPROVED BY THE STOCKHOLDERS: MAY 31, 2016
AMENDED AND RESTATED BY THE BOARD OF DIRECTORS: APRIL 8, 2018
APPROVED BY THE STOCKHOLDERS: MAY 31, 2018
AMENDED AND RESTATED BY THE COMPENSATION COMMITTEE: MARCH 30, 2021
[APPROVED BY THE STOCKHOLDERS:    , 2021]
1.	GENERAL; PURPOSE.
(a) The Plan provides a means by which Eligible Employees of the Company and certain designated Related Corporations may be given an opportunity to purchase shares of Common Stock. The Plan permits the Company to grant a series of Purchase Rights to Eligible Employees under an Employee Stock Purchase Plan.
(b) The Company, by means of the Plan, seeks to retain the services of such Employees, to secure and retain the services of new Employees and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Related Corporations.
2.	ADMINISTRATION.
(a) The Board will administer the Plan unless and until the Board delegates administration of the Plan to a Committee or Committees, as provided in Section 2(c).
(b) The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan:
(i) To determine how and when Purchase Rights will be granted and the provisions of each Offering (which need not be identical).
(ii) To designate from time to time which Related Corporations of the Company will be eligible to participate in the Plan.
(iii) To construe and interpret the Plan and Purchase Rights, and to establish, amend and revoke rules and regulations for the administration of the Plan. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it deems necessary or expedient to make the Plan fully effective.
(iv) To settle all controversies regarding the Plan and Purchase Rights granted under the Plan.
(v) To suspend or terminate the Plan at any time as provided in Section 12.
(vi) To amend the Plan at any time as provided in Section 12.
(vii) Generally, to exercise such powers and to perform such acts as it deems necessary or expedient to promote the best interests of the Company and its Related Corporations and to carry out the intent that the Plan be treated as an Employee Stock Purchase Plan.
(viii) To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees who are foreign nationals or employed outside the United States.
(c) The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board will thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated. Whether or not the Board has delegated administration of the Plan to a Committee, the Board will have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.
(d) All determinations, interpretations and constructions made by the Board in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.
3.	SHARES OF COMMON STOCK SUBJECT TO THE PLAN.
(a) Subject to the provisions of Section 11(a) relating to Capitalization Adjustments, the maximum number of shares of Common Stock that may be issued under the Plan will not exceed 1,850,000 shares of Common Stock, which number is the sum of (i) 50,000 shares that were approved at the Company’s 2014 Annual Meeting of Stockholders,1 (ii) an additional 200,000 shares that were approved at the Company’s 2016 Annual Meeting of Stockholders, (iii) an additional 600,000 shares that were approved at the Company’s 2018 Annual Meeting of Stockholders, and (iv) an additional 1,000,000 shares that were approved at the Company’s 2021 Annual Meeting of Stockholders.
(b) If any Purchase Right granted under the Plan terminates without having been exercised in full, the shares of Common Stock not purchased under such Purchase Right will again become available for issuance under the Plan.
(c) The stock purchasable under the Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market.
4.	GRANT OF PURCHASE RIGHTS; OFFERING.
(a) The Board may from time to time grant or provide for the grant of Purchase Rights to Eligible Employees under an Offering (consisting of one or more Purchase Periods) on an Offering Date or Offering Dates selected by the Board. Each Offering will be in such form and will contain such terms and conditions as the Board will deem appropriate and will comply with the requirement of Section 423(b)(5) of the Code that all Employees granted Purchase Rights will have the same rights and privileges. The terms and conditions of an Offering will be incorporated by reference into the Plan and treated as part of the Plan. The provisions of separate Offerings need not be identical, but each Offering will include (through incorporation of the provisions of this Plan by reference in the document comprising the Offering or otherwise) the period during which the Offering will be effective, which period will not exceed 27 months beginning with the Offering Date, and the substance of the provisions contained in Sections 5 through 8, inclusive.
(b) If a Participant has more than one Purchase Right outstanding under the Plan, unless he or she otherwise indicates in forms delivered to the Company: (i) each form will apply to all of his or her Purchase Rights under the Plan, and (ii) a Purchase Right with a lower exercise price (or an earlier-granted Purchase Right, if different Purchase Rights have identical exercise prices) will be exercised to the fullest possible extent before a Purchase Right with a higher exercise price (or a later-granted Purchase Right if different Purchase Rights have identical exercise prices) will be exercised.
(c) The Board will have the discretion to structure an Offering so that if the Fair Market Value of a share of Common Stock on the first Trading Day of a new Purchase Period within that Offering is less than or equal to the Fair Market Value of a share of Common Stock on the Offering Date for that Offering, then (i) that Offering will terminate immediately as of that first Trading Day, and (ii) the Participants in such terminated Offering will be automatically enrolled in a new Offering beginning on the first Trading Day of such new Purchase Period.
5.	ELIGIBILITY.
(a) Purchase Rights may be granted only to Employees of the Company or, as the Board may designate in accordance with Section 2(b), to Employees of a Related Corporation. Except as provided in Section 5(b), an Employee will not be eligible to be granted Purchase Rights unless, on the Offering Date, the Employee has been
1.	The 500,000 shares approved at the Company’s 2014 Annual Meeting of Stockholders were adjusted to 50,000 shares pursuant to a 1-for-10 reverse stock split effective November 7, 2014.

in the employ of the Company or the Related Corporation, as the case may be, for such continuous period preceding such Offering Date as the Board may require, but in no event will the required period of continuous employment be equal to or greater than two years. In addition, the Board may provide that no Employee will be eligible to be granted Purchase Rights under the Plan unless, on the Offering Date, such Employee’s customary employment with the Company or the Related Corporation is more than 20 hours per week and more than five months per calendar year or such other criteria as the Board may determine consistent with Section 423 of the Code.
(b) The Board may provide that each person who, during the course of an Offering, first becomes an Eligible Employee will, on a date or dates specified in the Offering which coincides with the day on which such person becomes an Eligible Employee or which occurs thereafter, receive a Purchase Right under that Offering, which Purchase Right will thereafter be deemed to be a part of that Offering. Such Purchase Right will have the same characteristics as any Purchase Rights originally granted under that Offering, as described herein, except that:
(i) the date on which such Purchase Right is granted will be the “Offering Date” of such Purchase Right for all purposes, including determination of the exercise price of such Purchase Right;
(ii) the period of the Offering with respect to such Purchase Right will begin on its Offering Date and end coincident with the end of such Offering; and
(iii) the Board may provide that if such person first becomes an Eligible Employee within a specified period of time before the end of the Offering, he or she will not receive any Purchase Right under that Offering.
(c) No Employee will be eligible for the grant of any Purchase Rights if, immediately after any such Purchase Rights are granted, such Employee owns stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any Related Corporation. For purposes of this Section 5(c), the rules of Section 424(d) of the Code will apply in determining the stock ownership of any Employee, and stock which such Employee may purchase under all outstanding Purchase Rights and options will be treated as stock owned by such Employee.
(d) As specified by Section 423(b)(8) of the Code, an Eligible Employee may be granted Purchase Rights only if such Purchase Rights, together with any other rights granted under all Employee Stock Purchase Plans of the Company and any Related Corporations, do not permit such Eligible Employee’s rights to purchase stock of the Company or any Related Corporation to accrue at a rate which exceeds $25,000 of Fair Market Value of such stock (determined at the time such rights are granted, and which, with respect to the Plan, will be determined as of their respective Offering Dates) for each calendar year in which such rights are outstanding at any time.
(e) Officers of the Company and any designated Related Corporation, if they are otherwise Eligible Employees, will be eligible to participate in Offerings under the Plan. Notwithstanding the foregoing, the Board may provide in an Offering that Employees who are highly compensated Employees within the meaning of Section 423(b)(4)(D) of the Code will not be eligible to participate.
6.	PURCHASE RIGHTS; PURCHASE PRICE.
(a) On each Offering Date, each Eligible Employee, pursuant to an Offering made under the Plan, will be granted a Purchase Right to purchase up to that number of shares of Common Stock purchasable either with a percentage or with a maximum dollar amount, as designated by the Board, but in either case not exceeding 10% of such Employee’s earnings (as defined by the Board in each Offering) during the period that begins on the Offering Date (or such later date as the Board determines for a particular Offering) and ends on the date stated in the Offering, which date will be no later than the end of the Offering.
(b) The Board will establish one or more Purchase Dates during an Offering on which Purchase Rights granted for that Offering will be exercised and shares of Common Stock will be purchased in accordance with such Offering.
(c) In connection with each Offering made under the Plan, the Board may specify (i) a maximum number of shares of Common Stock that may be purchased by any Participant pursuant to such Offering, (ii) a maximum number of shares of Common Stock that may be purchased by any Participant on any Purchase Date pursuant to such Offering, (iii) a maximum aggregate number of shares of Common Stock that may be purchased by all

Participants pursuant to such Offering, and/or (iv) a maximum aggregate number of shares of Common Stock that may be purchased by all Participants on any Purchase Date pursuant to such Offering. If the aggregate purchase of shares of Common Stock issuable upon exercise of Purchase Rights granted under such Offering would exceed any such maximum aggregate number, then, in the absence of any Board action otherwise, a pro rata (based on each Participant’s accumulated Contributions) allocation of the shares of Common Stock available will be made in as nearly a uniform manner as will be practicable and equitable.
(d) The purchase price of shares of Common Stock acquired pursuant to Purchase Rights will be not less than the lesser of:
(i) an amount equal to 85% of the Fair Market Value of the shares of Common Stock on the Offering Date; or
(ii) an amount equal to 85% of the Fair Market Value of the shares of Common Stock on the applicable Purchase Date.
7.	PARTICIPATION; WITHDRAWAL; TERMINATION.
(a) An Eligible Employee may elect to authorize payroll deductions as the means of making Contributions by completing and delivering to the Company, within the time specified in the Offering, an enrollment form provided by the Company. The enrollment form will specify the amount of Contributions not to exceed the maximum amount specified by the Board. Each Participant’s Contributions will be credited to a bookkeeping account for such Participant under the Plan and will be deposited with the general funds of the Company except where applicable law requires that Contributions be deposited with a third party. If permitted in the Offering, a Participant may begin such Contributions with the first full payroll period beginning on the Offering Date. If permitted in the Offering, a Participant may thereafter decrease (including to zero) or increase his or her Contributions. If specifically provided in the Offering, in addition to making Contributions by payroll deductions, a Participant may make Contributions through payment by cash or check prior to a Purchase Date.
(b) During an Offering, a Participant may cease making Contributions and withdraw from the Offering by delivering to the Company a withdrawal form provided by the Company. The Company may impose a deadline before a Purchase Date for withdrawing. Upon such withdrawal, such Participant’s Purchase Right in that Offering will immediately terminate and the Company will distribute to such Participant all of his or her accumulated but unused Contributions without interest. A Participant’s withdrawal from that Offering will have no effect upon his or her eligibility to participate in any other Offerings under the Plan, but such Participant will be required to deliver a new enrollment form to participate in subsequent Offerings.
(c) Upon either (i) termination of a Participant’s employment relationship with the Company or a Related Corporation that has been designated as eligible to participate in the Plan or (ii) any other circumstance or event that causes a Participant to no longer be eligible to participate in an Offering, the Company will distribute to such individual all of his or her accumulated but unused Contributions without interest and such individual’s outstanding Purchase Rights under such Offering will terminate immediately (subject to any post-employment participation period required by law).
For purposes of the Plan, the employment relationship will be treated as continuing intact while an individual is on military leave, sick leave or other bona fide leave of absence approved by the Company or a Related Corporation, if applicable, if the period of such leave does not exceed three months, or if longer, so long as the individual’s right to reemployment with the Company or a Related Corporation, if applicable, is provided either by statute or by contract.
(d) During a Participant’s lifetime, Purchase Rights will be exercisable only by such Participant. Purchase Rights are not transferable by a Participant, except by will, by the laws of descent and distribution, or, if permitted by the Company, by a beneficiary designation as described in Section 10.
(e) Unless otherwise specified in the Offering, the Company will have no obligation to pay interest on Contributions.

8.	EXERCISE OF PURCHASE RIGHTS.
(a) On each Purchase Date, each Participant’s accumulated Contributions will be applied to the purchase of shares of Common Stock, up to the maximum number of shares of Common Stock permitted by the Plan and the applicable Offering, at the purchase price specified in the Offering. No fractional shares will be issued unless specifically provided for in the Offering.
(b) If any amount of accumulated Contributions remains in a Participant’s account after the purchase of shares of Common Stock and such remaining amount is less than the amount required to purchase one share of Common Stock on the final Purchase Date of an Offering, then such remaining amount will be held in such Participant’s account for the purchase of shares of Common Stock under the next Offering under the Plan, unless such Participant withdraws from or is not eligible to participate in such Offering, in which case such amount will be distributed to such Participant after the final Purchase Date without interest. If the amount of Contributions remaining in a Participant’s account after the purchase of shares of Common Stock is at least equal to the amount required to purchase one whole share of Common Stock on the final Purchase Date of an Offering, then such remaining amount will not roll over to the next Offering and will instead be distributed in full to such Participant after the final Purchase Date of such Offering without interest.
(c) No Purchase Rights may be exercised to any extent unless the shares of Common Stock to be issued upon such exercise under the Plan are covered by an effective registration statement pursuant to the Securities Act and the Plan is in material compliance with all applicable federal, state, foreign and other securities and other laws applicable to the Plan. If, on a Purchase Date, the shares of Common Stock are not so registered or the Plan is not in such compliance, no Purchase Rights will be exercised on such Purchase Date, and the Purchase Date will be delayed until the shares of Common Stock are subject to such an effective registration statement and the Plan is in material compliance, except that the Purchase Date will in no event be more than 6 months from the Offering Date. If, on the Purchase Date, as delayed to the maximum extent permissible, the shares of Common Stock are not registered and the Plan is not in material compliance with all applicable laws, no Purchase Rights will be exercised and all accumulated but unused Contributions will be distributed to the Participants without interest.
9.	COVENANTS OF THE COMPANY.
The Company will seek to obtain from each federal, state, foreign or other regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Purchase Rights and issue and sell shares of Common Stock thereunder. If, after commercially reasonable efforts, the Company is unable to obtain the authority that counsel for the Company deems necessary for the grant of Purchase Rights or the lawful issuance and sale of Common Stock under the Plan, and at a commercially reasonable cost, the Company will be relieved from any liability for failure to grant Purchase Rights and/or to issue and sell Common Stock upon exercise of such Purchase Rights.
10.	DESIGNATION OF BENEFICIARY.
(a) The Company may, but is not obligated to, permit a Participant to submit a form designating a beneficiary who will receive any shares of Common Stock and/or Contributions from the Participant’s account under the Plan if the Participant dies before such shares and/or Contributions are delivered to the Participant. If a Participant is married and the designated beneficiary is not the Participant’s spouse, the Company may require spousal consent for such designation to be effective. The Company may, but is not obligated to, permit the Participant (subject to spousal consent, if applicable and required by the Company) to change such designation of beneficiary. Any such designation and/or change must be on a form approved by the Company.
(b) If a Participant dies, and in the absence of a valid beneficiary designation, the Company will deliver any shares of Common Stock and/or Contributions to the executor or administrator of the estate of the Participant. If no executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such shares of Common Stock and/or Contributions to the Participant’s spouse, dependents or relatives, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.
11.	ADJUSTMENTS UPON CHANGES IN COMMON STOCK; CORPORATE TRANSACTIONS.
(a) In the event of a Capitalization Adjustment, the Board will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a); (ii) the class(es)

and number of securities subject to, and the purchase price applicable to outstanding Offerings and Purchase Rights; and (iii) the class(es) and number of securities that are the subject of the purchase limits under each ongoing Offering. The Board will make these adjustments, and its determination will be final, binding and conclusive.
(b) In the event of a Corporate Transaction, the surviving or acquiring corporation (or the surviving or acquiring corporation’s parent or subsidiary company) will assume or continue outstanding Purchase Rights or will substitute similar rights (including a right to acquire the same consideration paid to the stockholders in the Corporate Transaction) for outstanding Purchase Rights, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption, continuation or substitution, to shorten any Offerings then in progress by setting a new Purchase Date prior to the Corporate Transaction (the “New Purchase Date”). If the Board sets a New Purchase Date pursuant to the preceding sentence, then the Board will notify each Participant in writing, at least ten (10) business days prior to the New Purchase Date, that the Purchase Date for the Participant’s outstanding Purchase Rights has been changed to the New Purchase Date and that either:
(i) the Participant’s outstanding Purchase Rights will be exercised automatically on the New Purchase Date, unless the Participant withdraws from the applicable Offering prior to the New Purchase Date in accordance with Section 7(b), and such Purchase Rights will terminate immediately after such exercise; or
(ii) in lieu of such exercise, the Company will pay to the Participant on the New Purchase Date an amount in cash, cash equivalents, or property as determined by the Board that is equal to the difference in the Fair Market Value of the shares of Common Stock subject to the Participant’s outstanding Purchase Rights on the New Purchase Date and the applicable exercise price due had such Purchase Rights been exercised automatically under Section 11(b)(i) above, and such Purchase Rights will terminate immediately after such payment.
12.	AMENDMENT, TERMINATION OR SUSPENSION OF THE PLAN.
(a) The Board may amend the Plan at any time in any respect the Board deems necessary or advisable. However, except as provided in Section 11(a) relating to Capitalization Adjustments, stockholder approval will be required for any amendment of the Plan for which stockholder approval is required by applicable law or listing requirements, including any amendment that either (i) materially increases the number of shares of Common Stock available for issuance under the Plan, (ii) materially expands the class of individuals eligible to become Participants and receive Purchase Rights, (iii) materially increases the benefits accruing to Participants under the Plan or materially reduces the price at which shares of Common Stock may be purchased under the Plan, (iv) materially extends the term of the Plan, or (v) expands the types of awards available for issuance under the Plan, but in each of (i) through (v) above only to the extent stockholder approval is required by applicable law or listing requirements.
(b) The Board may suspend or terminate the Plan at any time. No Purchase Rights may be granted under the Plan while the Plan is suspended or after it is terminated.
(c) Any benefits, privileges, entitlements and obligations under any outstanding Purchase Rights granted before an amendment, suspension or termination of the Plan will not be materially impaired by any such amendment, suspension or termination except (i) with the consent of the person to whom such Purchase Rights were granted, (ii) as necessary to comply with any laws, listing requirements, or governmental regulations (including, without limitation, the provisions of Section 423 of the Code and the regulations and other interpretive guidance issued thereunder relating to Employee Stock Purchase Plans) including, without limitation, any such regulations or other guidance that may be issued or amended after the date the Plan is adopted by the Board, or (iii) as necessary to obtain or maintain favorable tax, listing, or regulatory treatment. To be clear, the Board may amend outstanding Purchase Rights without a Participant’s consent if such amendment is necessary to ensure that the Purchase Right and/or the Plan complies with the requirements of Section 423 of the Code.
Notwithstanding anything in the Plan or any Offering Document to the contrary, the Board will be entitled to: (i) establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars; (ii) permit Contributions in excess of the amount designated by a Participant in order to adjust for mistakes in the Company’s processing of properly completed Contribution elections; (iii) establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the

Participant’s Contributions; (iv) amend any outstanding Purchase Rights or clarify any ambiguities regarding the terms of any Offering to enable the Purchase Rights to qualify under and/or comply with Section 423 of the Code; and (v) establish other limitations or procedures as the Board determines in its sole discretion advisable that are consistent with the Plan. The actions of the Board pursuant to this paragraph will not be considered to alter or impair any Purchase Rights granted under an Offering as they are part of the initial terms of each Offering and the Purchase Rights granted under each Offering.
13.	EFFECTIVE DATE OF PLAN.
The Plan will become effective on the date of the annual meeting of stockholders of the Company held in 2014, provided the Plan is approved by the Company’s stockholders at such meeting. No Purchase Rights will be exercised unless and until the Plan has been approved by the stockholders of the Company, which approval must be within 12 months before or after the date the Plan is adopted (or if required under Section 12(a), materially amended) by the Board.
14.	MISCELLANEOUS PROVISIONS.
(a) Proceeds from the sale of shares of Common Stock pursuant to Purchase Rights will constitute general funds of the Company.
(b) A Participant will not be deemed to be the holder of, or to have any of the rights of a holder with respect to, shares of Common Stock subject to Purchase Rights unless and until the Participant’s shares of Common Stock acquired upon exercise of Purchase Rights are recorded in the books of the Company (or its transfer agent).
(c) The Plan and Offering do not constitute an employment contract. Nothing in the Plan or in the Offering will in any way alter the at will nature of a Participant’s employment or be deemed to create in any way whatsoever any obligation on the part of any Participant to continue in the employ of the Company or a Related Corporation, or on the part of the Company or a Related Corporation to continue the employment of a Participant.
(d) The provisions of the Plan will be governed by the laws of the State of California without resort to that state’s conflicts of laws rules.
15.	DEFINITIONS.
As used in the Plan, the following definitions will apply to the capitalized terms indicated below:
(a) “Board”means the Board of Directors of the Company.
(b) “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Purchase Right after the date the Plan is adopted by the Board without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other similar equity restructuring transaction, as that term is used in Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.
(c) “Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.
(d) “Committee” means a committee of one or more members of the Board to whom authority has been delegated by the Board in accordance with Section 2(c).
(e) “Common Stock” means the common stock of the Company.
(f) “Company” means Dynavax Technologies Corporation, a Delaware corporation.
(g) “Contributions” means the payroll deductions and other additional payments specifically provided for in the Offering that a Participant contributes to fund the exercise of a Purchase Right. A Participant may make additional payments into his or her account if specifically provided for in the Offering, and then only if the Participant has not already had the maximum permitted amount withheld during the Offering through payroll deductions.

(h) “Corporate Transaction” means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:
(i) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;
(ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company (including the capital stock of the Company’s subsidiary corporations);
(iii) the complete liquidation or dissolution of the Company;
(iv) any reverse merger or series of related transactions culminating in a reverse merger (including, but not limited to, a tender offer followed by a reverse merger) in which the Company is the surviving entity but in which securities possessing more than forty percent (40%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger or the initial transaction culminating in such merger but excluding any such transaction or series of related transactions that the Board determines will not be a Corporate Transaction; or
(v) acquisition in a single or series of related transactions by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities but excluding any such transaction or series of related transactions that the Board determines will not be a Corporate Transaction.
(i) “Director” means a member of the Board.
(j) “Eligible Employee” means an Employee who meets the requirements set forth in the document(s) governing the Offering for eligibility to participate in the Offering, provided that such Employee also meets the requirements for eligibility to participate set forth in the Plan.
(k) “Employee” means any person, including an Officer or Director, who is “employed” for purposes of Section 423(b)(4) of the Code by the Company or a Related Corporation. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.
(l) “Employee Stock Purchase Plan” means a plan that grants Purchase Rights intended to be options issued under an “employee stock purchase plan,” as that term is defined in Section 423(b) of the Code.
(m) “Exchange Act” means the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder.
(n) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:
(i) If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock will be the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in such source as the Board deems reliable. Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value will be the closing sales price on the last preceding date for which such quotation exists.
(ii) In the absence of such markets for the Common Stock, the Fair Market Value will be determined by the Board in good faith in compliance with applicable laws and in a manner that complies with Section 409A of the Code.
(o) “Offering” means the grant to Eligible Employees of Purchase Rights, with the exercise of those Purchase Rights automatically occurring at the end of one or more Purchase Periods. The terms and conditions of an Offering will generally be set forth in the “Offering Document” approved by the Board for that Offering.
(p) “Offering Date” means a date selected by the Board for an Offering to commence.

(q) “Officer” means a person who is an officer of the Company or a Related Corporation within the meaning of Section 16 of the Exchange Act.
(r) “Participant” means an Eligible Employee who holds an outstanding Purchase Right.
(s) “Plan” means this Dynavax Technologies Corporation 2014 Employee Stock Purchase Plan.
(t) “Purchase Date” means one or more dates during an Offering selected by the Board on which Purchase Rights will be exercised and on which purchases of shares of Common Stock will be carried out in accordance with such Offering.
(u) “Purchase Period” means a period of time specified within an Offering, generally beginning on the Offering Date or on the first Trading Day following a Purchase Date, and ending on a Purchase Date. An Offering may consist of one or more Purchase Periods.
(v) “Purchase Right” means an option to purchase shares of Common Stock granted pursuant to the Plan.
(w) “Related Corporation” means any “parent corporation” or “subsidiary corporation” of the Company whether now or subsequently established, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.
(x) “Securities Act” means the Securities Act of 1933, as amended.
(y) “Trading Day” means any day on which the exchange(s) or market(s) on which shares of Common Stock are listed, including but not limited to the NYSE, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market or any successors thereto, is open for trading.

DYNAVAX TECHNOLOGIES CORPORATION
ATTN: CORPORATE SECRETARY
2100 POWELL STREET, SUITE 900
EMERYVILLE, CA 94608

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 27, 2021 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 27, 2021 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D43190-P51889 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DYNAVAX TECHNOLOGIES CORPORATION

The Board of Directors recommends a vote FOR the listed nominees:

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Francis R. Cano, Ph.D.
02) Peter Paradiso, Ph.D.
03) Peggy V. Phillips

The Board of Directors recommends a vote FOR proposals 2, 3 and 4.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

D43191-P51889

DYNAVAX TECHNOLOGIES CORPORATION
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF DYNAVAX TECHNOLOGIES CORPORATION
FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS
May 28, 2021

The undersigned stockholder of DYNAVAX TECHNOLOGIES CORPORATION, a Delaware corporation (the "Company"), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 16, 2021 and the Company's Annual Report on Form 10-K for the year ended December 31, 2020, and hereby appoints Ryan Spencer and Kelly MacDonald, or either of them, proxies, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2021 Annual Meeting of Stockholders of the Company to be held on May 28, 2021 at 9:00 a.m., Pacific Time, at www.virtualshareholdermeeting.com/DVAX2021, and at any postponement or adjournment thereof, and to vote all shares of common stock of the Company which the undersigned would be entitled to vote if then and there personally present, on the matters set on the reverse side.

THE PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED IN FAVOR OF THE COMPANY'S PROPOSALS AS LISTED ON THE REVERSE SIDE, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

Continued and to be signed on reverse side